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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Molycorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

Dear Stockholder:

        It is my pleasure to invite you to attend the 2012 Annual Meeting of Stockholders of Molycorp, Inc., which will be held at The Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112, on May 31, 2012, at 10:00 a.m. Mountain Daylight Time.

        You are asked to act upon proposals to: (1) elect three directors; (2) approve the Molycorp, Inc. 2012 Employee Stock Purchase Plan; and (3) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. The Board of Directors recommends that you vote "FOR" each nominee for director that the Board of Directors has selected, "FOR" the approval of the Molycorp, Inc. 2012 Employee Stock Purchase Plan and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

        On behalf of the Board of Directors, I would like to thank you for your continued support of Molycorp, Inc. We look forward to seeing you at our 2012 Annual Meeting of Stockholders.

                        Sincerely,

                        Mark A. Smith
                        President and Chief Executive Officer

April 17, 2012

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

 NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
May 31, 2012

         The 2012 Annual Meeting of Stockholders of Molycorp, Inc., a Delaware corporation, will be held on Thursday, May 31, 2012, at 10:00 a.m. Mountain Daylight Time, at The Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112 for the following purposes: (1) to elect three directors; (2) to approve the Molycorp, Inc. 2012 Employee Stock Purchase Plan; (3) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and (4) to transact such other business as may properly come before the 2012 Annual Meeting of Stockholders.

         We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials via the Internet. We believe that this approach provides a convenient way for stockholders to access their proxy materials and vote their shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting of Stockholders.

         Holders of record of our common stock at the close of business on Tuesday, April 3, 2012 are entitled to vote at the 2012 Annual Meeting of Stockholders.

         Your vote is very important. Whether or not you plan to attend the 2012 Annual Meeting of Stockholders, we hope you will vote as soon as possible. Please vote before the 2012 Annual Meeting of Stockholders using the Internet, telephone or, if you received printed proxy materials, by signing, dating and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement or, if applicable, in the Notice of Internet Availability of Proxy Materials, or Notice, you received in the mail. Your proxy may be revoked before the vote at the 2012 Annual Meeting of Stockholders by following the procedures outlined in the accompanying proxy statement or, if applicable, the Notice you received in the mail.

                        By Order of the Board of Directors

                        Andrea G. Leider
                        Corporate Secretary

April 17, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012

The Notice, 2012 Proxy Statement and 2011 Annual Report
are available at http://www.edocumentview.com/MCP

        References in this proxy statement to "Molycorp," the "Company," "we," "our" and "us" are to Molycorp, Inc., a Delaware corporation.

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

 PROXY
STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012

        The 2012 annual meeting of stockholders of the Company, which we refer to as the Annual Meeting, will be held on Thursday, May 31, 2012, at 10:00 a.m. Mountain Daylight Time, at The Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112 for the following purposes: (1) to elect three directors; (2) to approve the Molycorp, Inc. 2012 Employee Stock Purchase Plan, which we refer to as the ESPP; (3) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and (4) to transact such other business as may properly come before the Annual Meeting.

General Information

        This proxy statement is furnished in connection with the solicitation by the Board of Directors, or Board, of the Company of proxies to be used at the Annual Meeting. On or about April 17, 2012, we mailed to our stockholders entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials, or Notice, or, for certain stockholders, including those stockholders who requested to receive printed proxy materials, this proxy statement, the accompanying proxy card and the annual report to stockholders for the fiscal year ended December 31, 2011. The Company's annual report contains financial and other information about the Company, but is not incorporated into this proxy statement and is not deemed to be a part of the proxy soliciting materials.

        You may access the following materials at http://www.edocumentview.com/MCP: the notice of the Annual Meeting; this proxy statement; the Company's annual report to stockholders for the fiscal year ended December 31, 2011; and the form of proxy card for the Annual Meeting. Holders of record who would like to receive a paper or e-mail copy of these documents free of charge must request one by sending an e-mail to investorvote@computershare.com, calling 1-800-652-VOTE (8683), or by making a request online at www.envisionreports.com/MCP. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the Annual Meeting. If your shares are held in "street name" by a broker or other nominee and you would like to receive a paper or e-mail copy of these documents free of charge, you must request one by following the instructions indicated on the Notice.

Voting Your Shares

        Giving a proxy means that you authorize the persons named in the proxy card to vote your shares at the Annual Meeting in the manner directed. You may vote by proxy or in person at the Annual Meeting.

        Shares of Record.    To vote by proxy, you may use one of the following methods if you are a record holder:

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  By Internet—You can vote over the Internet at www.envisionreports.com/MCP by entering the control number found on your proxy card;

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  By Telephone—You can vote by telephone by calling 1-800-652-VOTE (8683) and entering the control number found on your proxy card; or

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  By Mail—If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

        Shares Held in "Street Name."    If your shares are held in "street name" by a broker or other nominee, you should review the voting instruction form provided by that firm to determine how you may vote your shares.

        Your Vote Is Important.    Accordingly, you should vote via the Internet or by telephone; sign, date and return the enclosed proxy card if you received it by mail; or provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person. Proxies submitted by the Internet, telephone or mail must be received by 11:59 p.m. Eastern Daylight Time on May 30, 2012. We request that you vote as soon as possible.

        When the proxy is properly submitted, the shares of common stock represented by the proxy will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Proxies that are submitted by Internet or telephone, and proxy cards that are properly signed, without any indication of voting instructions will be voted "FOR" the election of each director nominee, "FOR" the approval of the ESPP, "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year and as recommended by the Board with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.

Revocability of Proxies and Changes to a Stockholder's Vote

        You have the power to revoke your proxy or change your vote before the proxy is voted at the Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

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  by sending a signed notice of revocation to our corporate secretary to revoke your proxy;

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  by sending to our corporate secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

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  by logging on to www.envisionreports.com/MCP in the same manner you would to submit your proxy electronically or calling 1-800-652-VOTE (8683), and, in each case, following the instructions to revoke or change your vote; or

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  by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given. However, attendance at the Annual Meeting will not automatically revoke any proxy that you have given previously unless you request a ballot and vote in person.

        If you choose either of the first two methods, your signed notice of revocation or later dated proxy card indicating the change in your vote, as applicable, must be received by our corporate secretary prior to 11:59 p.m. Eastern Daylight Time on May 30, 2012. If you choose the third method, you must take the described action prior to 11:59 p.m. Eastern Daylight Time on May 30, 2012. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change your vote.

Stockholders Entitled To Vote and Quorum

        Holders of record of our common stock, par value $0.001 per share, which we refer to as our common stock, at the close of business on Tuesday, April 3, 2012, which we refer to as the record date, will be entitled to vote at the Annual Meeting. On that date, 96,395,822 shares of our common stock were outstanding and entitled to vote. Each share of our common stock is entitled to one vote. Holders of our Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting. At the Annual Meeting, inspectors of election will determine the presence of a quorum and will tabulate the results of the vote of the stockholders. The holders of a majority of the total number of issued and outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Abstentions, as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting, referred to as broker non-votes, will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

Broker Non-Votes

        Brokers or other nominees who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which are "non-routine," without specific instructions from the beneficial owner. Proposal One—Election of Directors and Proposal Two—Approval of the Molycorp, Inc. 2012 Employee Stock Purchase Plan are considered non-routine matters, and without your instruction, your broker cannot vote your shares with respect to these proposals. Proposal Three—Ratification of Appointment of Our Independent Registered Public Accounting Firm for the Current Fiscal Year is considered to be a routine matter. Accordingly, we do not expect "broker non-votes" on this proposal.

Votes Required To Approve the Proposals

        The nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Accordingly, withhold votes and broker non-votes will have no impact on Proposal One—Election of Directors, except to the extent that the failure to vote for an individual may result in other nominees receiving a larger percentage of votes. All other matters to be considered at the Annual Meeting require the favorable vote of a majority of the shares entitled to vote, present in person or represented by proxy, for approval. Consequently, abstentions will have the effect of a vote against Proposal Two—Approval of the Molycorp, Inc. 2012 Employee Stock Purchase Plan and broker non-votes will have no impact on this proposal. Abstentions will have the effect of a vote against Proposal Three—Ratification of Appointment of Our Independent Registered Public Accounting Firm for the Current Fiscal Year. As an advisory vote, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not binding on the Company. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Attending the Annual Meeting

        If you wish to attend the Annual Meeting in person, you will be asked to present the following:

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  All Stockholders—photo identification, such as a driver's license.

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  Holders of Record—the top half of the proxy card, which will serve as your admission ticket.

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  Holders in "street name"—proof of ownership, such as your admission ticket, a brokerage statement as of the record date, or a letter from your bank or broker indicating that you held our common stock as of the record date. If you would like to vote your common stock held in "street name" in person, you must obtain a written proxy in your name from the broker, bank, or other nominee that holds your shares of common stock.

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  Guests—admission of persons who are not stockholders is subject to space limitations and to the discretion of management.

        For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact our Investor Relations department at IR@molycorp.com.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board is divided into three classes (Class I, Class II and Class III). At each annual stockholders' meeting, one class of directors stands for election. The elected directors are elected to serve until the third annual meeting of stockholders following their election, with each director of each class to serve until such director's successor is elected and qualified or until such director's earlier resignation or removal. The exact number of members on the Board, which shall not be less than seven or more than eleven, will be determined by the Board from time to time by resolution of a majority of the full Board, or by the affirmative vote of 66 2/3% of the voting stock of the Company, voting together as a single class.

        At the Annual Meeting, three Class II directors are to be elected to serve until the third annual meeting of stockholders following their election and until their successors are elected and qualified or until their earlier resignation or removal. The Board has nominated three individuals for election this year to serve until the annual meeting of stockholders in 2015. The nominees are Brian T. Dolan, John Graell and Mark A. Smith. Messrs. Dolan, Graell and Smith currently serve as directors, having been previously duly elected. Each of Messrs. Dolan, Graell and Smith has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. Information regarding the nominees and each continuing director is set forth below.

Class II Director Nominees

        Brian T. Dolan, age 71, has been a director since September 2008. Until December 31, 2011, when he retired, Mr. Dolan served as a partner of Resource Capital Funds, a series of private equity funds investing in the mining and minerals industry, and RCF Management, L.L.C., a company that provides management services to the several Resource Capital Funds, from January 2002 until December 2011. Mr. Dolan is currently serving as a member of the board of directors of Connors Drilling LLC, a provider of diamond drilling and reverse circulation drilling services to the mining industry, and Rolling Rock Minerals, Inc., a privately held industrial minerals company. From 1970 to 2001, Mr. Dolan practiced law with the firm Davis Graham & Stubbs LLP of Denver, Colorado, specializing in natural resources law. Mr. Dolan's extensive and ongoing experience as a director of a wide spectrum of companies makes him a vital part of the Board.

        John Graell, age 57, has been a director since March 2012. Since 1992, Mr. Graell has served as the chief executive officer of Molibdenos y Metales S.A., or Molymet, a manufacturer and processor of molybdenum. Mr. Graell serves on the boards of directors of several private companies in the metals and mining industry. Mr. Graell also served as president of the International Molybdenum Association, a non-profit trade association, from 2001 through 2005. Mr. Graell holds a degree in Industrial Engineering from Universidad de Chile. Mr. Graell brings to the Board extensive and ongoing experience as a chief executive officer of a company and director of several private companies involved in the global mining and mineral processing industries.

        Mark A. Smith, age 53, has been our Chief Executive Officer and has served as a director since October 2008 and as our President since March 2010. From April 2006 until October 2008, Mr. Smith was president and chief executive officer of Chevron Mining Inc., a wholly-owned subsidiary of Chevron Corporation engaged in coal and mineral mining operations, and from August 2005 until April 2006, he was vice president of Chevron Mining Inc. In his positions at Chevron Mining Inc., Mr. Smith was responsible for 1,500 employees, approximately $500 million in revenue, three coal mines, one molybdenum mine and the Mountain Pass rare earth mine. From June 2000 until August 2005, Mr. Smith was a vice president for Unocal Corporation, an oil and gas exploration and production company, that previously owned the Mountain Pass facility, where he was responsible for managing all real estate, remediation, mining and carbon groups. Mr. Smith has served on the boards of directors of Avanti Mining Inc., a molybdenum mining company, since November 2009 and Talison Lithium Limited, a global producer of lithium, since September 2010. Mr. Smith received his B.S. degree in agricultural engineering from Colorado State University in 1981 and his J.D., cum laude, from Western State University College of Law in 1990. Mr. Smith's broad experience in the rare earths metals and mining industry and deep understanding of the operations at the Company's facilities make him a valuable member of our management and the Board.

Class I Directors with Terms Expiring in 2014

        Russell D. Ball, age 43, has been a director since March 2010. Since July 2007, Mr. Ball has been the chief financial officer, and since October 2008, he has been an executive vice president and chief financial officer of Newmont Mining Corporation, a gold mining and production company. Before becoming chief financial officer, Mr. Ball held a variety of senior positions with Newmont Mining Corporation, including vice president and controller from 2004 until 2007. Mr. Ball is both a chartered accountant in South Africa and a certified public accountant in the United States. Mr. Ball brings a unique and important understanding of finance and accounting in the global mining industry to the Board.

        Charles R. Henry, age 74, has been a director since August 2009. Mr. Henry is currently the president of CRH, Inc., a consulting firm specializing in federal government acquisition issues, and has been associated with CRH, Inc. since its formation in 1993. From 2005 to 2007, Mr. Henry was the chief operating officer of CEG Company, a leading producer of wiring harnesses for military vehicles. From October 2001 to January 2004, he organized and served as chief executive officer of the Veteran Corporation, a congressionally mandated non-profit organization designed to promote veteran business interests. He has served on the board of directors of Gaming Partners International, a gaming products company, since June 2006. Mr. Henry is a retired two-star general who served 32 years in the U.S. Army. In 1990, Mr. Henry was chosen by the Bush Administration to consolidate all Department of Defense contract administration into one central business entity, resulting in increased efficiency and monetary savings. With his strong background in management, Mr. Henry brings significant organizational acumen to the Board.

        Jack E. Thompson, age 62, has been a director since August 2009. From December 2001 until April 2005 he was the vice chairman of Barrick Gold Corporation, a gold mining company. Mr. Thompson has served as a member of the boards of directors of Tidewater, Inc., an offshore oil services company, since February 2005, and Anglo American, a mining company, since November 2009. Previously, Mr. Thompson served as a member of the board of directors of: Stillwater Mining Co., a palladium and platinum mining company, from March 2003 until July 2007; Rinker Group Limited, a sand and gravel company, from May 2006 until April 2007; Centerra Gold Inc., a gold mining company, from May 2009 until May 2010; Phelps Dodge Corporation, a copper mining company, from January 2003 until March 2007; and Century Aluminum Co., an aluminum smelting company, from February 2005 to June 2011. Mr. Thompson brings extensive knowledge of the global mining and oil industries and broad management experience to the Board.

Class III Directors with Terms Expiring in 2013

        Ross R. Bhappu, age 52, has been the Chairman of the Board since September 2008. Since 2005, Mr. Bhappu has been a partner with Resource Capital Funds, a series of private equity funds investing in the mining and minerals industry, and from 2001 until 2005, Mr. Bhappu was vice president/principal of Resource Capital Funds. Mr. Bhappu has served on the board directors of Ambre Energy Limited, an integrated mine-to-market coal group, since December 2011, and he has been a director of Traxys S.A., a metal trading and distribution company, since January 2007. Previously, Mr. Bhappu served on the board of directors of EMED Mining Public Ltd., a copper mining company from October

2008 until January 2012; Constellation Copper Corporation, a copper mining company, from July 2002 until November 2007; and Anglo Asian Mining, a gold mining company, from November 2005 until September 2006. Mr. Bhappu has prior experience constructing and operating complex mining and processing operations, as well as mining-related merger and acquisition activities. He was previously employed by Newmont Mining Corporation, GTN Copper Corporation, a copper mining company, and Cyprus Minerals Company, a diversified mining company. Mr. Bhappu holds a Ph.D. in Mineral Economics from the Colorado School of Mines and B.S. and M.S. degrees in Metallurgical Engineering from the University of Arizona. With his comprehensive knowledge of the global mining and mineral processing industries and mining merger and acquisition activities as well as his extensive board experience, Mr. Bhappu is a key member of the Board.

        Mark S. Kristoff, age 50, has been a director since September 2008. Since April 2005, Mr. Kristoff has been the chief executive officer of the Traxys Group, a global metal trading, marketing and distribution company. Before becoming chief executive officer, Mr. Kristoff was the chief operating officer of the Traxys Group from its founding in January 2003 until April 2005. Prior to the formation of the Traxys Group, Mr. Kristoff was the president of Considar Inc., a ferroalloys supplier, from 1991 until 2003. Mr. Kristoff graduated from Cornell University with a B.A. in Economics in 1984. Mr. Kristoff's experience in global trading, financing, supply chain management, and distribution of metals and rare earth elements, or REEs, provides valuable insight to the Board regarding existing and potential opportunities in the rare earths markets.

        Alec Machiels, age 39, has been a director since September 2008. Mr. Machiels has served as a partner at Pegasus Capital Advisors, L.P., a private equity fund manager, since May 2006. Prior to becoming a partner at Pegasus, Mr. Machiels was vice president from June 2004 until May 2006, and an associate from August 2002 until June 2004. Mr. Machiels served as a member of the board of directors of Coffeyville Resources, LLC, an oil refinery and ammonia plant in Coffeyville, Kansas, from 2003 until 2005, as well as a member of the board of directors of Merisant Worldwide, Inc., a manufacturer and distributor of sugar substitute sweeteners, from 2005 until 2010. He has served on the board of directors of Traxys S.A., a metal trading and distribution company, since January 2006. He started his career as a financial analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman, Sachs & Co. in New York from July 1996 until June 1999. From July 2001 to July 2002, Mr. Machiels served as chief executive officer and chairman of Potentia Pharmaceuticals, Inc. Mr. Machiels received a M.B.A. from Harvard Business School in 2001. Mr. Machiels also received a masters in law from KU Leuven Law School in Belgium and a masters in international economics from Konstanz University in Germany. His strong background in financial management and investment in commodity-related businesses provides the Board with a valuable perspective on strategic, financial and capital raising matters.

Board Recommendation

        The Board recommends that stockholders vote "FOR" the election of each of the Class II Director Nominees.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

        The Board reviews the independence of each director annually. In determining the independence of our directors, the Board considered Section 303A of the listing standards of the New York Stock Exchange, or the NYSE, and broadly considered the materiality of each director's relationship with us. Based upon the foregoing criteria, the Board has determined that the following directors are independent: Russell D. Ball, Ross R. Bhappu, Brian T. Dolan, Charles R. Henry, Mark S. Kristoff, Alec Machiels, John Graell and Jack E. Thompson.

Board Meetings

        During fiscal year 2011, the Board held 22 meetings. Each director who was serving as a director during fiscal year 2011 attended at least 75% of the total meetings of the Board and the committees on which he served during 2011, except for Russell D. Ball, who attended 74.1% of such meetings due to prior commitments.

Attendance at Annual Meeting

        While the Company does not have a policy on directors attending the annual meetings of stockholders, directors' attendance at the annual meetings is encouraged. All but one of the directors who were serving as directors at the time of the 2011 annual meeting of stockholders attended that meeting.

Meetings of Non-Management Directors

        The non-management directors of the Company meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board, Ross R. Bhappu.

Committees

        The Board has five standing committees: the Audit and Ethics Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Health, Environment, Safety and Sustainability Committee and the Executive Committee. The members of such committees are as follows:

Audit and Ethics Committee	Compensation Committee
Russell D. Ball, Chairman Charles R. Henry Jack E. Thompson	Jack E. Thompson, Chairman Brian T. Dolan Mark S. Kristoff
Nominating and Corporate Governance Committee	Health, Environment, Safety and Sustainability Committee
Mark S. Kristoff, Chairman Ross R. Bhappu Alec Machiels	Charles R. Henry, Chairman Brian T. Dolan Mark A. Smith
Executive Committee
Ross R. Bhappu, Chairman Mark S. Kristoff Mark A. Smith

        The Board has adopted a written charter for each of the Audit and Ethics Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Environment, Safety and Sustainability Committee. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are posted and available on our website at www.molycorp.com. The information on or accessible through our website is not a part of or incorporated by reference into this proxy statement.

  Audit and Ethics Committee

        The Audit and Ethics Committee held nine meetings in 2011. The Audit and Ethics Committee, among other things, oversees our accounting practices and processes, system of internal controls, independent auditor relationships, financial statement audits and audit and financial reporting processes. All the members of our Audit and Ethics Committee are independent under the rules of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. Each committee member is financially literate within the requirements of the NYSE and Mr. Ball is an audit committee financial expert within the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

  Compensation Committee

        The Compensation Committee held nine meetings in 2011. The Compensation Committee establishes and administers our policies, programs and procedures for compensating our executive officers and directors. The Compensation Committee's duties include, among other things, reviewing and approving executive officer compensation and administering incentive compensation plans and equity-based plans. The Compensation Committee's processes and procedures for the consideration and determination of executive and director compensation are discussed further under the heading "Compensation Discussion and Analysis" below. All the members of our Compensation Committee are independent under the rules of the NYSE.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held two meetings in 2011. The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends director nominees, recommends board members for committee membership, develops and recommends corporate governance principles and practices, oversees the evaluation of the Board and its committees and formulates a description of the skills and attributes of desirable board members. Pursuant to the terms of a securities purchase agreement, dated January 31, 2012, or the Purchase Agreement, by and between the Company and Molymet, the Company agreed to increase the size of the Board, and Molymet was given the right to nominate a member of the Board to serve as a Class II director of the Company (i) effective as of the closing of the transaction on March 8, 2012, which we refer to as the Closing, and (ii) at every annual meeting of the stockholders of the Company at which Class II directors are generally elected, for so long as Molymet and its affiliates beneficially own, during the period from the Closing until the three-year anniversary thereof, at least 50% of the number of shares of our common stock acquired pursuant to the Purchase Agreement, and, from and after the three-year anniversary of the Closing, at least five percent of the aggregate shares of our common stock then outstanding. Pursuant to the terms of the Purchase Agreement, the Board increased the number of Class II directors of the Company from two to three and Mr. Graell was recommended to the Nominating and Corporate Governance Committee as a director nominee by Molymet. The Nominating and Corporate Governance Committee recommended to the Board that Mr. Graell be nominated as a Class II director and the Board elected Mr. Graell as a Class II director, and nominated him for election as a Class II director of the Company to serve until his successor is elected and qualified or until his earlier resignation or removal.

        The Nominating and Corporate Governance Committee will also consider candidates recommended by our stockholders so long as the proper procedures are followed. Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such nomination in writing. To be timely, a stockholder's notice generally must be delivered to or mailed and received by the Corporate Secretary of the Company at our principal executive office not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting, subject to adjustment as provided in our bylaws in the event of advancement or delay of our annual meeting. Our bylaws also provide certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. A stockholder's notice must set forth, among other things, as to a nomination the stockholder proposes to bring before the meeting:

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  the name and address of the stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made;

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  the class, series and number of shares that are owned of record or beneficially by the stockholder nominating the nominee or nominees;

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  a representation that the stockholder giving the notice is a holder of record of shares of our voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

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  whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of our voting stock required to nominate such nominee or nominees;

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  any derivative interest in the Company's securities as such term is defined in our bylaws;

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  any voting arrangements pursuant to which such stockholder has the right to vote any shares of the Company or which has the effect of increasing or decreasing such stockholder's voting power;

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  any rights to certain dividends on shares of the Company that are separated or separable from the underlying shares of the Company and any entitlement to certain performance-related fees resulting from an increase or decrease in the value of shares of the Company or derivative interests; and

  •
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents in support of the nomination of the nominee or nominees.

        The stockholder's notice must also include, among other things, the name, age, business address, residence address and occupation of the nominee proposed by the stockholder and the signed consent of the nominee to serve as a director on the Board if so elected. The director nominee may also be required to present certain information and make certain representations and agreements at our request. In addition, a stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nomination of candidates for directors.

        In addition to the formal procedure set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee has adopted a policy to consider stockholder recommendations of candidates for nomination to the Board who stockholders submit outside the process in our bylaws discussed above. Under this policy, the Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for nomination to the

Board so long as the recommendation includes (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience and particular fields of expertise, (2) an indication of the nominee's consent to serve as a director of the Company if elected and (3) the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company. Such recommendations must be mailed to the Corporate Secretary of the Company at our principal executive office. The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders using the same criteria that it uses for those candidates recommended by other sources.

        All the members of our Nominating and Corporate Governance Committee are independent under the rules of the NYSE.

  Health, Environment, Safety and Sustainability Committee

        The Health, Environment, Safety and Sustainability Committee held five meetings in 2011. The Health, Environment, Safety and Sustainability Committee establishes and oversees the administration of our policies, programs and procedures for ensuring: the protection of the health and safety of our employees, contractors, customers and the public; the protection of the environment; and the promotion of sustainable development and business practices.

  Executive Committee

        The Executive Committee acts, when necessary, in place of our full Board during periods in which the Board is not in session. The Executive Committee is authorized and empowered to act as if it were the full Board in overseeing our business and affairs, except that it is not authorized or empowered to take actions that have been specifically delegated to other committees of the Board or to take actions with respect to: the declaration of distributions on our capital stock; a merger or consolidation of the Company with or into another entity; a sale, lease or exchange of all or substantially all of our assets; a liquidation or dissolution of the Company; any action that must be submitted to a vote of our stockholders; or any action that may not be delegated to a committee of the Board under our certificate of incorporation or the General Corporation Law of the State of Delaware.

Certain Relationships and Related Person Transactions

  Inventory Financing and Resale Agreements

        In June 2010, Molycorp Minerals, LLC, a subsidiary of the Company, entered into an inventory financing arrangement with Traxys North America LLC, or Traxys, which was the parent of one of the Company's stockholders at that time, TNA Moly Group, LLC. Pursuant to this arrangement, Molycorp Minerals, LLC borrowed approximately $5.0 million, secured by certain product inventories. Pursuant to such agreement, a portion of the purchase price paid by Traxys is treated as an advance, on which Molycorp Minerals, LLC pays finance charges, until Traxys resells the didymium oxide to third-party purchasers. The net revenue from sales by Traxys to such third-party purchasers is allocated between Traxys and Molycorp Minerals, LLC according to a fixed schedule. Borrowings under this arrangement required an initial interest rate of 6% based on three-month LIBOR plus a margin, which is subject to adjustment every three months. The interest rate was reset to 5.75% effective September 1, 2011. At December 31, 2011, interest payable associated with the arrangement totaled $32,000. Principal under this arrangement is payable from revenue generated from sales of the product inventories. During the third quarter of 2010, both parties agreed that 50% of all didymium oxide sales would be subject to this arrangement. Molycorp Minerals, LLC made principal payments to Traxys of $3.1 million for the fiscal year ended December 31, 2011. As of December 31, 2011, the outstanding amounts payable to Traxys under this arrangement were $0.9 million, as short-term borrowing, and $2.8 million in trade accounts payable related to the sales made, but not remitted to, Traxys and its affiliates.

  Joint Marketing Arrangement

        The Company and Traxys and its affiliates jointly market and sell certain lanthanum oxide, cerium oxide, misch metal and erbium oxide products. Per the terms of this arrangement, the Company and Traxys split gross margin equally once all costs associated with the sale are recovered by the Company and Traxys and its affiliates. The Company recorded a related-party receivable from Traxys and its affiliates of $190,000 as of December 31, 2011. The Company also recorded an expense of $336,000 for the fiscal year ended December 31, 2011, and had an outstanding related payable to Traxys and its affiliates in the amount of $169,000 as of December 31, 2011. In addition, during 2011, the Company made purchases of lanthanum oxide from Traxys and its affiliates in the amount of $6.2 million, and small purchases of yttrium and bastnasite material for a total of approximately $0.7 million.

  Registration Rights

        Resource Capital Fund IV L.P., Resource Capital Fund V L.P., PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, PP IV MP AIV 3, LLC, TNA Moly Group LLC and KMSMITH LLC, which are current and former stockholders of the Company and are referred to collectively as the Registration Rights Holders, have certain demand and piggyback registration rights. The demand registration rights became exercisable beginning February 3, 2011.

        The Registration Rights Holders exercised demand registration rights in February 2011 and June 2011 in respect of 15,525,000 and 11,500,000 shares of common stock, respectively, which amounts included shares of common stock sold to cover over-allotments. The Company paid approximately $632,000 and $385,000, respectively, in expenses in connection with these demand registrations. The Company also agreed to indemnify the underwriters participating in these demand registrations against certain liabilities, including liabilities arising under the Securities Act of 1933.

        On November 21, 2011, TNA Moly Group LLC distributed all of its shares of our common stock, the majority of which, including related registration rights, were transferred to Traxys S.à.r.l.

Review and Approval of Related Party Transactions

        Our Audit and Ethics Committee is responsible for the review and approval of all related party transactions required to be disclosed to the public under SEC rules. This procedure is contained in the written charter of our Audit and Ethics Committee. In addition, we maintain a written Code of Business Conduct and Ethics that requires all employees, including our officers, to disclose to the Audit and Ethics Committee any material relationship or transaction that could reasonably be expected to give rise to a personal conflict of interest. Related party transactions are reviewed and approved by the Audit and Ethics Committee on a case-by-case basis.

Board Leadership Structure and Risk Management

        The Board leadership structure separates the office of Chairman of the Board and Chief Executive Officer, and the Chief Executive Officer reports to the Board. However, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to consider it each time it elects the Chief Executive Officer. The Board has determined that its current leadership structure provides an appropriate framework for the Board to provide independent, objective and effective oversight of management. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

        The Board is responsible for the oversight of the Company and its business, including risk management. Together with the Board's standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, financial, operational, legal and compliance risks with our senior management. The Audit and Ethics Committee has primary oversight responsibility for the review of major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of monitoring, controlling and reporting such exposures. The Audit and Ethics Committee also oversees compliance with legal and regulatory requirements and compliance with and enforcement of the Company's Code of Business Conduct and Ethics. The Audit and Ethics Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles, including consideration of possible conflicts of interest of directors and management. The Health, Environment, Safety and Sustainability Committee oversees the monitoring and enforcement of the Company's policies for the protection of the safety and health of employees, contractors, customers and the public and related procedures and practices, and reviews with management the quality of the Company's procedures for identifying, assessing, monitoring and managing the principal risks in the Company's business associated with safety and occupational health and the protection of the environment. Each of the committees reports to the Board regarding the areas of risk it oversees.

Report of the Audit and Ethics Committee

        The Audit and Ethics Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Audit and Ethics Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

        The Audit and Ethics Committee has received and reviewed the written disclosures and the independence letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit and Ethics Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

        Based on the review and discussions referred to above, the Audit and Ethics Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed with the SEC.

    AUDIT AND ETHICS COMMITTEE

    Russell D. Ball, Chairman
    Charles R. Henry
    Jack E. Thompson

Communications with Directors

        Stockholders and other interested parties who wish to communicate directly with the Board, a committee of the Board, the Company's non-management directors as a group or with an individual director regarding matters related to the Company should send the communication to:

    Molycorp, Inc.
    Attention: Corporate Secretary
    5619 Denver Tech Center Parkway
    Suite 1000
    Greenwood Village, Colorado 80111

        We will forward all such correspondence about the Company to the Board, a committee of the Board, the Company's non-management directors as a group or an individual director, as appropriate. However, any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business or communications that relate to improper or irrelevant topics. In addition, please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Dolan, Kristoff and Thompson. None of the members of our Compensation Committee is or has been an officer or employee of the Company. No executive officer of the Company served in the last year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of our Board or on our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The following Compensation Discussion and Analysis provides information about the 2011 compensation program for our named executive officers, whose compensation is detailed in the 2011 Summary Compensation Table below and the other executive compensation tables and narratives contained in this proxy statement. The following information includes (1) the overall objectives of our 2011 named executive officer compensation program and what it was designed to reward, (2) each element of compensation that was provided to our named executive officers for 2011 and (3) an explanation of the Compensation Committee's key decisions, actions and rationale regarding the 2011 compensation of our named executive officers. For 2011, our named executive officers are:

Name	Title
Mark A. Smith	President and Chief Executive Officer
James S. Allen	Chief Financial Officer and Treasurer
John F. Ashburn, Jr.	Executive Vice President and General Counsel
John L. Burba	Executive Vice President and Chief Technology Officer
Douglas J. Jackson	Senior Vice President, Business Development and Sales/Marketing

Executive Summary

  Our Business

        We are the largest rare earth oxide, or REO, producer in the Western hemisphere and own one of the world's largest, most fully developed rare earth projects outside of China. We also own one of the largest REO and rare metal producers in Europe, and we are the only producer of rare earth alloys in the United States. Upon the full execution of our "mine-to-magnets" strategy and completion of our initial modernization and expansion plan, which we refer to as Project Phoenix Phase 1, and second-phase capacity expansion plan, which we refer to as Project Phoenix Phase 2, at our Mountain Pass, California rare earth mine and processing facility, which we refer to as our Molycorp Mountain Pass facility, we expect to be one of the world's most integrated producers of rare earth products, including REOs, metals, alloys and magnets. Following the completion of Project Phoenix Phase 2 construction, we expect to have the ability to produce, if customer demand warrants, up to approximately 40,000 metric tons of REO per year by mid-2013 at our Molycorp Mountain Pass facility, or approximately double the amount we will be able to produce upon completion of Project Phoenix Phase 1.

        Rare earths are critical inputs in many existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications. Global demand for REEs is projected to steadily increase both due to continuing growth in existing applications and increased innovation and development of new end uses. We have made significant investments, and expect to continue to invest, in developing technologically advanced applications and proprietary applications for individual REEs.

  2011 Business Highlights

        During 2011, we primarily focused on our rapid growth and financing Project Phoenix Phases 1 and 2. We had net sales of nearly $400 million, and our gross profit was nearly $219 million, a substantial increase compared to our net sales of $35.2 million and our gross loss of $2.4 million, respectively, in 2010. In 2011, we generated net income attributable to common stockholders of $107.6 million, compared to a loss of $50.8 million in 2010. Project Phoenix Phase 1 was placed on an accelerated timeline, and we continued working toward becoming the world's first company outside of China to assemble a fully integrated rare earth mine-to-magnets supply chain.

  2011 Stock Price Performance Analysis

        Our initial public offering on July 29, 2010 was priced at $14.00 per share, and at the end of 2010, our stock price was at $49.90 per share. During 2011, however, our stock price experienced considerable volatility, ranging from a low of $23.05 per share to a high of $79.16 per share, and ending 2011 at $23.98 per share. This volatility is demonstrated in the chart below:

Molycorp, Inc. Monthly Stock Performance
Initial Public Offering through December 31, 2011

        We believe that our 2011 total stockholder return by itself does not give a complete picture of the performance that we have achieved and expect to continue to achieve, as described above. Instead, we think it is important for our stockholders to recognize that we are creating long-term stockholder value through our strategic activities. Our potential for long-term stockholder value creation is evidenced by the fact that, from our initial public offering through December 31, 2011, stockholder return increased by 64%. If we consider our March 27, 2012 closing price of $32.16 per share, we have increased total stockholder return since our initial public offering by approximately 130%.

  2011 Executive Compensation Highlights

        Our success largely depends on our executives and, in 2011, we focused on creating a compensation structure that would attract, retain and motivate our executives to provide the leadership necessary to achieve long-term stockholder value. In addition, we made significant progress to address the significant gaps between our compensation levels following our initial public offering and those provided by peer companies in our competitive markets. As described above, in the first nine months after becoming a public company, we experienced significant stock price growth, but many of our key executives did not share in this growth as they were not yet fully integrated into our equity compensation program. Our equity awards granted in January 2011 were designed to bring about greater participation in our growth, but because significant value had already been created after our initial public offering, many of these grants have not produced realizable value consistent with the value that had previously been created. In transitioning from 2011 into 2012, we have focused on refining the executive compensation program to help us better align our key executives' compensation interests with the long-term investment interests of our stockholders.

        Throughout 2011, we continued to monitor our growth and evaluated our peer groups. We updated our peer groups to reflect our growth and rapidly evolving business environment. More particularly, we took the following specific actions with respect to the compensation of our named executive officers for 2011:

  •
  updated the framework for benchmarking our executives' salaries, bonus targets and long-term incentives to the salaries, bonus targets and long-term incentives of executives with comparable positions in our peer groups;

  •
  granted long-term equity incentive awards for our named executive officers in the form of time-vesting restricted stock units, or RSUs, and nonqualified stock options; and

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  continued developing a performance-based compensation culture, which we expect to be more pervasive in 2012.

        The following discussion and analysis of our named executive officer compensation and benefit program should be read together with the compensation tables and related disclosures that follow this section.

  2011 Say-on-Pay Voting Results

        At last year's annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers. We received more than 97% approval from the votes cast or abstaining with respect to this proposal. After consideration of the 2011 voting results, and based upon its prior recommendation, the Board elected to hold say-on-pay votes on a triennial basis. Accordingly, we expect to hold our next say-on-pay vote in connection with our 2014 annual meeting of stockholders. In addition, the Compensation Committee reviewed and considered these voting results in its remaining 2011 meetings, and viewed the strong support for our say-on-pay proposal as evidence of our stockholders' support for the named executive officer compensation decisions and actions that the Compensation Committee had been making. As a result, the Compensation Committee made no material changes in the structure of our named executive officer compensation program that were directly motivated by the results of our say-on-pay vote in 2011.

Compensation Committee's Philosophy on Named Executive Officer Compensation

        Our compensation and benefit program for our named executive officers seeks to attract and retain talented and qualified individuals to manage and lead the Company, and to motivate these executives to pursue our long-term business objectives and create long-term stockholder value. In 2011, our compensation program primarily consisted of a mix of cash and equity-based components. This mix provided a competitive total compensation package that rewarded individual and company performance.

        We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goals of our compensation program are to help us attract, motivate and retain the best people possible, and to pay compensation that is commensurate with performance. For 2011, we implemented this philosophy by:

  •
  encouraging, recognizing and rewarding outstanding performance through the payment of annual incentive plan awards designed to provide superior rewards for superior performance, with incentive payments at 165% of target levels based on our over-achievement of our corporate objectives;

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  recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishments and other contributions to us by raising our named executive officers' base salaries;

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  recognizing and rewarding individuals for work that helps increase our value through the use of equity awards that derive increased value as our stock price increases; and

  •
  providing compensation packages, including health and welfare and retirement benefits, that are competitive with those offered by companies with whom we compete in hiring and retaining talented individuals.

        In one sense, executive compensation is a management technique that we use to provide reasonable financial security for our executive officers in exchange for their hard work and dedication. We also use executive compensation as a communications tool and to align our executive officers' goals with our mission, business strategy, values and culture, and the long-term investment interests of our stockholders.

The 2011 Pay Setting Process

        The Role of the Board and the Compensation Committee in Determining 2011 Named Executive Officer Compensation

        Our Compensation Committee has responsibility for overseeing our executive compensation and benefits programs. The Board has retained the final approval for certain key matters, such as the adoption of, or any material amendment to, any equity plan. In compliance with the rules of the NYSE, our Compensation Committee is composed entirely of independent directors. In addition, all members of the Compensation Committee are:

  •
  "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act; and

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  "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

        Under its charter, the Compensation Committee has the primary responsibility for, among other things:

  •
  determining our President and Chief Executive Officer's compensation and compensation for our other executive officers;

  •
  working with members of our management to report our executive compensation practices and policies to our stockholders; and

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  administering the equity and incentive compensation plans in which our executive officers participate.

Our Compensation Committee is also responsible for evaluating and administering our compensation program to ensure that it sufficiently motivates our executive officers and aligns our executive officers' compensation interests with the achievement of our operational and financial performance goals. We do this while guarding against any potential risks to the Company created by our compensation policies.

        For 2011, our Compensation Committee reviewed base salaries, determined annual cash incentive award opportunities for 2011, approved payouts for 2010 bonus awards and granted equity incentive awards for 2011 under our 2010 Equity and Performance Incentive Plan. In fulfilling its duties and responsibilities, the Compensation Committee received input in the form of:

  •
  reports and updates from our executive officers on Company and individual executive performance that was measured against quantitative and qualitative performance goals established to help determine individual performance and business success;

  •
  recommendations from our President and Chief Executive Officer regarding the compensation for our executive officers; and

  •
  advice from its independent compensation consultant, Towers Watson & Co., which we refer to as Towers Watson.

The Compensation Committee was not bound by the input it received from our President and Chief Executive Officer or any other executive officer or consultant. Instead, the Compensation Committee exercised independent discretion when making executive compensation decisions for 2011.

        The Board has the power to change, at any time, the size and membership of the Compensation Committee, to remove Compensation Committee members and to fill vacancies on the Compensation Committee, so long as any new member satisfies the requirements of the Compensation Committee's charter and any other applicable requirements.

        The Role of Outside Executive Compensation Consultants in Determining 2011 Named Executive Officer Compensation

        Our management engaged Buck Consultants, LLC, which we refer to as Buck Consultants, to assist us in 2011 in developing the compensation program for our executive officers. In adopting our 2011 annual incentive plan and our long-term incentive program, or LTIP, the Compensation Committee reviewed and considered data provided by and recommendations made by Buck Consultants.

        The Compensation Committee engaged Towers Watson as its independent compensation consultant for 2011. During the year, Towers Watson reviewed the recommendations of Buck Consultants, selected the peer group companies used in developing our compensation practices, performed our peer group benchmarking analysis, assisted with establishing our annual incentive plan and the LTIP, reviewed award agreements related to our 2010 Equity and Performance Incentive Plan and assisted with other issues in which independent advice was sought by the Compensation Committee. Other than the services provided to the Compensation Committee, Towers Watson did not provide any other services to us.

  The Role of Executive Officers in Determining 2011 Named Executive Officer Compensation

        At various times throughout 2011, our President and Chief Executive Officer provided the Compensation Committee with recommendations regarding all key elements of the 2011 compensation for our named executive officers other than himself, and Buck Consultants assisted Mr. Smith in preparing his recommendations.

  Peer Group Evaluations for 2011

        For 2011, we used benchmarking to establish initial levels for the key elements of our named executive officers' compensation. The framework for our benchmarking process was originally developed in 2010 in connection with our preparations to become a public company. In 2010, the Compensation Committee created a "Steady Run Rate Group" and a "Development Stage Reference Group," which served as peer groups for use in setting our named executive officers' 2011 base salaries.

The Steady Run Rate Group consisted of established companies with both complex production operations and revenues approximating our near-term expected revenues based on prevailing metals prices. In this sense, the Steady Run Rate Group represented our estimation of the peers among which our named executive officers should be compared during 2011 if we met our 2011 expectations for growing company revenue. The Development Stage Reference Group, on the other hand, consisted of companies in the United States and Canada that made initial public offerings in 2007 or 2008 and that were in the materials and energy industries and had 2009 revenues of less than $200 million. In this sense, the Development Stage Reference Group represented peer entities that reflected our state of development as we entered 2011. In addition, the Compensation Committee considered proprietary compensation survey data for companies comparable in size to the members of the Steady Run Rate Group. Data from all three of these sources was considered for pay decisions made following our initial public offering through January 2011.

        In April 2011, the Compensation Committee, with the assistance of Towers Watson, developed a revised framework for benchmarking the key elements of our named executive officers' compensation to the compensation of executives with comparable positions in two new peer groups. The Compensation Committee determined that switching to these new peer groups at that time was necessary to address the rapid expansion of our capacity, recent acquisitions and rising rare earth prices, which factors combined to make the pay practices of the Steady Run Rate Group and Development Stage Reference Group inappropriate with respect to designing pay packages that would effectively help retain and motivate our key executives. The Compensation Committee determined that larger companies represented in the new peer groups were more appropriate for benchmarking compensation and instituting changes effective in mid-2011. We determined to use two peer groups (instead of just one) based on our expected production and revenue levels and three-year average rare earth prices, which factors were hard to combine in just one set of peer companies. The first peer group, which we refer to as the "$1 Billion Peer Group," was determined to be consistent with our revenue level at production levels and three-year average rare earth prices that we expected to face for the remainder of 2011. The second peer group, which we refer to as the "$2 Billion Peer Group," was determined to be consistent with our revenue level after accounting for acquisitions, production levels and then-current rare earth prices. In this sense, the $1 Billion Peer Group was seen as a primary reference point because it contained peer companies equivalent to us at mid-2011, while the $2 Billion Peer Group was a supplemental reference point for pay decisions in 2011 and subsequent years. The Compensation Committee also reviewed proprietary survey data for companies approximating $1 billion and $2 billion in revenue as it switched the basis for its benchmarking decisions.

        The members of the $1 Billion Peer Group were selected from metals and mining companies and chemical companies with revenues of or near $1 billion, and consisted of:

Carpenter Technology Corporation	H.B. Fuller Company
Materion Corporation	Metals USA Holdings Corp.
OM Group, Inc.	Kaiser Aluminum Corporation
Compass Minerals International, Inc.	Minerals Technologies Inc.
A.M. Castle & Co.	Amcol International Corporation
Innospec Inc.	Thompson Creek Metals Company Inc.
Stillwater Mining Company	Globe Specialty Metals, Inc.
Quaker Chemical Corporation

The median revenue for the $1 Billion Peer Group was $1,002 million and the median value of total assets for this peer group was $909 million. The median market capitalization, as of December 2010, for this peer group was $1,005 million.

        The members of the $2 Billion Peer Group were selected from metals and mining companies and chemical companies with revenues near $2 billion, and consisted of:

Allegheny Technologies Incorporated	Rockwood Holdings, Inc.
Cabot Corporation	Chemtura Corporation
Cytec Industries Inc.	W.R. Grace & Co.
Worthington Industries, Inc.	Ferro Corporation
Walter Energy, Inc.	Carpenter Technology Corporation
Materion Corporation	Kaiser Aluminum Corporation
Metals USA Holdings Corp.	Compass Minerals International, Inc.
Minerals Technologies Inc.

The median revenue for the $2 Billion Peer Group was $2,102 million and the median value of total assets for the peer group was $1,630 million. The median market capitalization, as of December 2010, for the peer group was $1,769 million. Based on advice from Towers Watson, the Compensation Committee viewed these median values as useful comparables given its long-term estimates of Molycorp's projected size with respect to revenue, assets and market capitalization.

        The Compensation Committee used data from these two peer groups and the additional survey data to guide its decisions on compensation adjustments that were made in the second quarter of 2011 for our named executive officers. The key reason for these mid-year adjustments was that the Compensation Committee determined the base salaries and long-term incentive payment levels for the named executive officers were materially below those for officers at peers in the $1 Billion Peer Group. The Compensation Committee reviewed data provided by Towers Watson and determined to bring the annual salaries plus target annual cash incentive awards of the named executive officers closer to the 50th percentile of the $1 Billion Peer Group, to bring the long-term incentive awards of the named executive officers closer to the 50th percentile of the $2 Billion Peer Group, and to raise the annual target incentive opportunities of Messrs. Allen, Burba and Ashburn from the 40th percentile to the 50th percentile of the $1 Billion Peer Group. The Compensation Committee also determined that a one-time, mid-year equity grant to the named executive officers was necessary to recognize our growth and changed circumstances and to reduce what the Compensation Committee viewed as retention risks.

Elements of 2011 Named Executive Officer Compensation

        In 2011, our compensation program consisted of the following components:

  •
  base salaries;

  •
  annual incentive plan awards generally paid in cash;

  •
  equity-based awards under our LTIP;

  •
  one-time supplementary equity-based awards under our LTIP;

  •
  health and welfare benefits; and

  •
  retirement benefits.

        For 2011, we determined that a substantial portion of the total compensation for our named executive officers should be variable and tied to our performance to align their compensation interests with the achievement of our business objectives and the long-term investment interests of our stockholders. At the same time, we strive to attract and retain high-caliber executives through the measured use of competitive fixed compensation. In this sense, our program of both fixed and at-risk compensation is offered at levels that we believe are competitive within our industry.

        We believe our compensation program, when evaluated on a component-by-component basis and in total, effectively achieves our compensation philosophy and objectives described above. The following table summarizes the components of our compensation program for 2011:

Component	Primary Purpose and Objectives
Base Salary	Base salary compensates an individual in cash for his or her responsibilities, skills, experience and performance. The levels of base salaries are intended to attract and retain a high-quality management team, especially when combined with the other components of our compensation program. The levels of base salary for our named executive officers are designed to reflect each executive officer's scope of responsibility and accountability.
Annual Incentive Plan Awards	Our annual incentive plan awards are used to align our named executive officers' compensation interests with our overall business objectives and the short-term investment interests of our stockholders by rewarding our named executive officers for superior performance. Specific goals were determined at the beginning of 2011 and performance was evaluated at year end. Payments with respect to the 2011 annual incentive plan awards were generally made in cash in the first quarter of 2012.
Long-Term Incentive Program Awards	Equity awards under our 2010 Equity and Performance Incentive Plan align our executives' compensation interests with the long-term investment interests of our stockholders and promote retention. Equity compensation was granted in 2011 in the form of RSUs that may become payable after three years and stock options that vest ratably on an annual basis over a three-year period.
Health and Welfare Benefits	Broad-based and customary health and welfare benefits provide for basic health, life and income security needs of our named executive officers and their dependents. These health and welfare benefits are competitive with industry practices and help attract and retain executives.
Retirement Benefits	Our 401(k) plan encourages and rewards long-term service by providing market-based benefits upon retirement. All employees are eligible to participate in our 401(k) plan. Our nonqualified deferred compensation plan provides a tax-efficient vehicle to accumulate retirement savings. In addition, the plan promotes share ownership by allowing participants to convert all or a portion of their cash bonus into RSUs and receive additional matching RSUs. The plan also promotes retention, because the matching RSUs vest over a three-year term. Retirement benefits are competitive with industry practices and help attract and retain executives.

Analysis of 2011 Executive Compensation Program

  2011 Base Salaries

        For 2011, the Compensation Committee focused its efforts on re-evaluating our named executive officers' compensation in light of our rapidly growing and evolving business experience. In January 2011, the Compensation Committee approved an average 2.5% merit increase in base salary for each of our named executive officers, as well as other salaried employees, based on each individual's performance in the wake of our initial public offering. This widespread merit increase served not only to motivate our salaried workforce, but also to keep our base salaries equitable on an internal basis and competitive with what we then believed to be the competitive marketplace. In approving the merit increases, the Compensation Committee reviewed four survey sources in determining the appropriate average percentage by which to increase base salaries. The Compensation Committee raised the base salaries for Mr. Smith from $400,000 to $410,000, for Messrs. Allen, Ashburn and Burba from $250,000 to $256,250, and for Mr. Jackson from $215,000 to $220,375.

        As 2011 continued, the Compensation Committee received the results of the benchmarking study by Towers Watson and determined that those new base salary levels were not competitive. In April 2011, the Compensation Committee reviewed data provided by Towers Watson and determined to bring the annual salaries of the named executive officers closer to the 50th percentile of the $1 Billion Peer Group. The Compensation Committee believed that salaries at levels benchmarked against this peer group, together with our total benefits package, would make us competitive in the marketplace and help to attract and retain high-quality executives for the remainder of 2011. Based on the results of our peer group analysis, the Compensation Committee raised the base salaries for Mr. Smith to $687,000, for Messrs. Allen, Ashburn and Burba to $360,000 and for Mr. Jackson to $275,000.

  Annual Incentive Plan Payments

        For 2011, the Board established Company performance objectives in five categories, which included both qualitative and quantitative criteria, for our annual incentive plan. In November 2010, to motivate our executive officers to achieve our overall business objectives in 2011, the Compensation Committee established annual incentive plan opportunities for each of our executive officers based on the successful achievement of our objectives. In determining our named executive officers' annual incentive plan opportunities, the Compensation Committee designed the program to evaluate our 2011 performance in the following areas:

  •
  Financial—this category included achieving various financial objectives, such as ensuring full funding of Project Phoenix and completing the 2012 corporate budget and the three-year plan on schedule.

  •
  Project Phoenix—this category included successful completion of various project milestones related to our business modernization and expansion plans, such as meeting schedule and cost targets, submitting applications and securing all required air permits.

  •
  Business Plan—this category included achieving various production levels and financial metrics, including revenue of $103 million, and completion of capital projects within the approved budgets and on schedule.

  •
  Safety—this category included completing an independent safety audit, developing action plans for any findings or recommendations resulting from the audit, completing all action items and reducing the number of citations and penalties by 10% from 2010 levels.

  •
  Other—this category included achieving various strategic business development goals, including executing definitive joint-venture agreements, continued work toward strategic acquisitions,

    obtaining sales contracts for our products after the completion of Project Phoenix and implementing a system to evaluate other rare earth resources.

        In determining our named executive officers' specific annual incentive plan opportunities, the Compensation Committee established the following levels for each of our named executive officers in January 2011:

  •
  Mr. Smith: threshold, target and maximum bonuses equal to 40%, 80% and 160%, respectively, of his 2011 year-end annualized base salary;

  •
  Messrs. Allen, Ashburn and Burba: threshold, target and maximum bonuses equal to 20%, 40% and 80%, respectively, of their 2011 year-end annualized base salaries; and

  •
  Mr. Jackson: threshold, target and maximum bonuses equal to 17.5%, 35% and 70%, respectively, of his 2011 year-end annualized base salary.

For annual incentive plan evaluation purposes, the Compensation Committee considered threshold performance to equal achieving 80% of target goals, target performance to equal achieving 100% of target goals and maximum performance to equal achieving 120% of target goals for the five performance metrics, collectively, described above. The criteria for 2011 were established as stretch goals so that achievement was possible, but would require considerable effort on the part of our named executive officers and our other employees.

        In May 2011, the Compensation Committee reviewed data provided by Towers Watson and determined to raise the annual target incentive opportunities for Messrs. Allen, Ashburn and Burba from the 40th percentile to the 50th percentile of the $1 Billion Peer Group, which resulted in their threshold, target and maximum incentive opportunities being newly established as 25%, 50% and 100% of their base salaries.

        After the end of 2011, the Compensation Committee assessed our 2011 performance relative to our established corporate objectives. The Compensation Committee subjectively determined the levels of performance achievement for each of the performance categories as summarized below. With respect to each category, weighted achievement of performance goals at target was designed to earn 100% of the target payout for that category, weighted achievement of performance goals at maximum was designed to earn 200% of the target payout for that category, and results between target and maximum achievement were mathematically interpolated between 100% and 200% of the target payout for that category. Weighted achievement for the criteria listed above for 2011 varied from target to maximum, resulting in a weighted and interpolated total payout of 165% of target awards:

Category	Weighting	% Achievement of Goals	% Weighted Achievement of Goals	Weighted Incentive Earnings (% of Target)
Financial	10%	140%	14%	20%
Project Phoenix	40%	113%	45%	66%
Business Plan	25%	115%	29%	44%
Safety	10%	150%	15%	20%
Other	15%	100%	15%	15%

		Total:	118%	165%

        Based on the levels of performance achievement for each of the five criteria and their respective weightings, the Compensation Committee determined that the overall level of weighted achievement for all of the corporate objectives was 118%, resulting in each participant's earning 165% of his annual target incentive opportunity. Therefore, based on the Compensation Committee's assessment of the achievement of our corporate objectives, the incentive amounts earned by each executive were as follows:

Executive	Incentive Amount
Mr. Smith	$742,910
Mr. Allen	$258,285
Mr. Ashburn	$258,285
Mr. Burba	$258,285
Mr. Jackson	$144,498

        Except as described below, each executive's annual incentive plan award was paid to the executive in cash. Pursuant to the Amended and Restated Management Incentive Compensation Plan, or MICP, Messrs. Smith and Allen each elected prior to 2011 to convert a portion of his earned cash incentive into deferred RSUs, which we refer to as the Converted RSUs. The number of Converted RSUs awarded was determined based on the closing price of our common stock on February 2, 2012, the date on which the annual incentive plan awards were approved by the Compensation Committee. Pursuant to the terms of the MICP, each of Messrs. Smith and Allen also received additional RSUs as a matching contribution by us, which we refer to as Matching RSUs, equal to 25% of the Converted RSUs. The Converted RSUs are fully vested and the Matching RSUs vest after three years on February 2, 2015. The accounting fair values of the Matching RSUs and Converted RSUs are included in the 2011 Summary Compensation Table under the "Stock Awards" column.

  Equity Awards

        In an effort to promote ownership of our common stock, which aligns our executives' financial interests with the long-term investment interests of our stockholders, and to encourage our executives to have a long-term view of our success, the Board approved the 2010 Equity and Performance Incentive Plan, for which the Board delegated administrative authority to the Compensation Committee. On January 13, 2011, as part of the LTIP, the Compensation Committee approved LTIP awards as a percentage of 2010 base salary for our named executive officers. The awards were granted 50% in time-based RSUs and 50% in time-based non-qualified stock options under and pursuant to the terms and conditions of the 2010 Equity and Performance Incentive Plan. The Compensation Committee awarded grants to each named executive officer as follows:

Executive	Award Target (as a percentage of 2010 base salary)	Number of RSUs	Number of Stock Options
Mr. Smith	200%	8,185	13,246
Mr. Allen	150%	3,837	6,209
Mr. Ashburn	50%	1,279	2,070
Mr. Burba	50%	1,279	2,070
Mr. Jackson	120%	2,640	4,272

        The RSUs vest on the third anniversary of the date of grant. The non-qualified stock options vest ratably over three years following the date of grant. Each executive must remain in our continuous employ for his RSUs and stock options to vest on the vesting date, unless his employment terminates by reason of retirement, death or disability or in connection with a change of control of the Company.

        The long-term incentive award target for Mr. Ashburn and Mr. Burba was significantly lower than the awards granted to the other named executive officers due to the fact that they received incentive shares prior to our initial public offering.

        In April 2011, the Compensation Committee determined that a mid-year equity grant to the named executive officers (and other selected individuals) was necessary to recognize our growth and changed circumstances, and to reduce what the Compensation Committee viewed as retention risks, as part of the LTIP. Effective June 1, 2011, the Compensation Committee approved awards of time-based RSUs under the 2010 Equity and Performance Incentive Plan. The supplemental awards were determined for each named executive officer based on the difference between the median long-term incentive level of the $2 Billion Peer Group for the officer's position and the 2011 actual long-term incentive grant made to the officer in January 2011. The Compensation Committee granted additional RSUs to each named executive officer as follows:

Executive	Number of RSUs
Mr. Smith	20,144
Mr. Allen	1,387
Mr. Ashburn	4,854
Mr. Burba	4,854
Mr. Jackson	2,080

        The additional RSUs vest on the third anniversary of the date of grant. Each executive must remain in our continuous employ for his RSUs to vest on the vesting date, unless in certain circumstances his employment terminates by reason of retirement, death or disability or in connection with a change of control of the Company.

  Health and Welfare Benefits

        Each of our named executive officers is entitled to participate in our employee benefit plans (including medical, dental and life insurance benefits) on the same basis as other employees.

  Retirement Benefits

        We have established a tax-qualified defined contribution 401(k) plan for our employees that encourages and rewards long-term service by providing market-based benefits upon retirement. Each of our named executive officers is entitled to participate in our 401(k) plan on the same basis as other employees. For more information on our 401(k) plan, please see "—Executive Compensation and Other Information—Retirement Plans" below.

        Our nonqualified deferred compensation plan, the MICP, provides a tax-efficient vehicle to accumulate retirement savings. In March 2011, we approved a discretionary contribution to the MICP in an amount equal to 4% of base salary earned in 2010 for each of our named executive officers. In March 2012, we approved another discretionary contribution to the MICP in an amount equal to 4% of base salary earned in 2011. The discretionary contributions for the named executive officers were as follows:

Executive	Discretionary Contribution for 2010	Discretionary Contribution for 2011
Mr. Smith	$16,000	$27,480
Mr. Allen	$10,000	$14,400
Mr. Ashburn	$10,000	$14,400
Mr. Burba	$10,000	$14,400
Mr. Jackson	$1,462	$11,000

        In 2011, we amended the MICP to allow participants to defer the receipt of shares subject to RSUs granted under our LTIP in June 2011 if such participant did not make a deferral election prior to the beginning of 2011. For more information on the MICP, please see "—Executive Compensation and Other Information—Nonqualified Deferred Compensation."

Tax and Accounting Considerations

        The Board and the Compensation Committee have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for our President and Chief Executive Officer and each of the other named executive officers (other than our chief financial officer), unless compensation is "qualified performance-based compensation." Prior to our initial public offering, the Board did not take the deductibility limit imposed by Section 162(m) into consideration in setting compensation. We expect that the Compensation Committee will, where reasonably practicable, seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract, retain and motivate executive talent.

Stock Ownership Guidelines

        In an effort to align the compensation interests of our directors and executive officers with the long-term investment interests of our stockholders, the Board adopted stock ownership guidelines for our directors and executive officers. Under the stock ownership guidelines, our directors and executive officers are required to hold the following values in the form of company stock within five years of becoming a director or executive officer:

  •
  Directors—four times the value of their annual cash retainer;

  •
  President and Chief Executive Officer—six times his annual base salary; and

  •
  Chief Financial Officer and Executive Vice Presidents—three times their annual base salaries.

        If an executive officer's ownership requirement increases because of a change in title or if a new executive officer or director is added, the five-year period to achieve the stock ownership requirement begins in January of the year following the year in which the officer's title changed or the new officer or director began service. In addition, if a director's employment or business affairs preclude him from participating in our equity awards or if he is prohibited from personally acquiring our stock, the guideline will not apply to that director. As of December 31, 2011, the five-year phase-in period was still in effect, so not all of our directors and executive officers were yet in compliance with these stock ownership guidelines.

Forward-Looking Statements

        This proxy statement contains forward-looking statements that represent our beliefs, projections and predictions about future events or our future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

        Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: our ability to secure additional capital to implement our business plans; our ability to complete our initial modernization and expansion efforts, including Project Phoenix, and reach full planned production rates for REOs and other planned downstream products, in each case within the projected timeframe; the final costs of Project Phoenix, which may differ from estimated costs; uncertainties associated with our reserve estimates and non-reserve deposit information; uncertainties regarding global supply and demand for rare earths materials; our ability to successfully integrate recently acquired businesses; the ability of our proposed sintered neodymium-iron-boron rare earth magnet joint venture to successfully manufacture magnets within its expected timeframe; our ability to maintain good relations with unions and employees; our ability to successfully implement our "mine-to-magnets" strategy; adoption of and compliance with environmental laws, regulations and permits affecting our business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by us; and uncertainties associated with unanticipated geological conditions related to mining.

        For more information regarding these and other risks and uncertainties that we may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth compensation information regarding our President and Chief Executive Officer, Chief Financial Officer and Treasurer and each of our three other most highly compensated executive officers serving as of December 31, 2011.

Summary Compensation

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark A. Smith	2011	562,810	—	1,846,738	414,070	631,473	88,898	3,543,989
President and Chief	2010	400,000	199,156	219,060	—	—	46,245	864,461
Executive Officer	2009	400,000	—	—	241,000	—	38,245	679,245
James S. Allen	2011	313,072	—	354,520	194,093	193,713	40,008	1,095,406
Chief Financial	2010	214,583	80,987	657,180	—	—	39,400	992,150
Officer and Treasurer	2009	12,179	—	—	—	—	77	12,256
John F. Ashburn, Jr.	2011	313,072	—	398,320	64,708	258,285	24,200	1,058,585
Executive Vice	2010	225,208	80,987	109,530	—	—	19,800	435,525
President and General	2009	215,000	30,000	—	—	—	14,700	259,700
Counsel
John L. Burba	2011	313,072	—	398,320	64,708	258,285	43,800	1,078,185
Executive Vice	2010	224,288	80,987	109,530	—	—	39,400	454,205
President and Chief	2009	213,701	—	—	—	—	29,918	243,619
Technology Officer
Douglas J. Jackson	2011	250,212	—	268,780	133,543	144,498	39,423	836,456
Senior Vice President,
Business Development
and Sales/Marketing

(1)
The amounts reported in this column for 2011 reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, of stock awards granted during 2011, including the value of Converted RSUs and Matching RSUs issued in February 2012 and earned by Messrs. Smith and Allen as a result of their election to receive 15% and 25%, respectively, of their 2011 annual incentive plan awards in the form of Converted RSUs, all as further described in the 2011 Grants of Plan-Based Awards Table below. For Messrs. Smith and Allen, the values reported for the Converted RSUs and Matching RSUs in this column are based on the probable outcome for the 2011 annual incentive plan awards, but they could receive up to $168,843 and $97,835, respectively, in Converted RSUs and Matching RSUs if the maximum award was earned based on performance for the 2011 annual incentive plan (the maximum values for each award are also described in the 2011 Grants of Plan-Based Awards Table below). Assumptions used in the calculation of the amounts reported in this table are included in Note 8 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

(2)
The amounts reported in this column for 2011 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of option awards granted during 2011. Assumptions used in the calculation of these amounts are included in Note 8 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

(3)
The amounts reported in this column for 2011 reflect cash amounts earned under the 2011 annual incentive plan in settlement of 2011 incentive awards.

(4)
The amounts for 2010 have been revised based on SEC guidance to include the matching contribution for 2010 made by the Company under the MICP. The amounts reported in this column for 2011 consist of:

•
for Mr. Smith, matching contributions by the Company under the MICP of $27,480 and under the 401(k) plan of $29,400, a life insurance premium of $845, and spousal travel expense of $31,173;

•
for Mr. Allen, matching contributions by the Company under the MICP of $14,400 and under the 401(k) plan of $25,608;

•
for Mr. Ashburn, matching contributions by the Company under the MICP of $14,400 and under the 401(k) plan of $9,800;

•
for Mr. Burba, matching contributions by the Company under the MICP of $14,400 and under the 401(k) plan of $29,400; and

•
for Mr. Jackson, matching contributions by the Company under the MICP of $11,000 and under the 401(k) plan of $28,423.

Grants of Plan-Based Awards

2011 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth information with respect to non-equity and equity incentive plan awards granted to our named executive officers during 2011.

Name	Grant Date		Date of Compen- sation Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(10)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(11)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark A. Smith	—	(1)	—	191,355	382,711	765,422	—	—	—	—	—	—	—
	—	(2)	—	—	—	—	33,769	67,537	135,074	—	—	—	67,537
	—	(3)	—	—	—	—	8,442	16,884	33,769	—	—	—	16,884
	1/13/2011	(4)	1/13/2011	—	—	—	—	—	—	2,029	—	—	99,157
	1/13/2011	(5)	1/13/2011	—	—	—	—	—	—	8,185	—	—	400,001
	1/13/2011		1/13/2011	—	—	—	—	—	—	—	13,246	48.87	414,070
	6/1/2011	(6)	5/4/2011	—	—	—	—	—	—	20,114	—	—	1,263,159
James S. Allen	—	(1)	—	46,961	93,922	187,843	—	—	—	—	—	—	—
	—	(2)	—	—	—	—	15,654	31,307	62,614	—	—	—	31,307
	—	(3)	—	—	—	—	3,913	7,827	15,654	—	—	—	7,827
	1/13/2011	(4)	1/13/2011	—	—	—	—	—	—	634	—	—	30,984
	1/13/2011	(5)	1/13/2011	—	—	—	—	—	—	3,837	—	—	187,514
	1/13/2011		1/13/2011	—	—	—	—	—	—	—	6,209	48.87	194,093
	—	(7)	—	11,740	23,480	46,961	—	—	—	—	—	—	—
	—	(8)	—	—	—	—	3,913	7,827	15,654	—	—	—	7,827
	—	(9)	—	—	—	—	978	1,957	3,913	—	—	—	1,957
	6/1/2011	(6)	5/4/2011	—	—	—	—	—	—	1,387	—	—	87,104
John F. Ashburn, Jr.	—	(1)	—	62,614	125,229	250,458	—	—	—	—	—	—	—
	1/13/2011	(4)	1/13/2011	—	—	—	—	—	—	634	—	—	30,984
	1/13/2011	(5)	1/13/2011	—	—	—	—	—	—	1,279	—	—	62,505
	1/13/2011		1/13/2011	—	—	—	—	—	—	—	2,070	48.87	64,708
	—	(7)	—	15,654	31,307	62,614	—	—	—	—	—	—	—
	6/1/2011	(6)	5/4/2011	—	—	—	—	—	—	4,854	—	—	304,831
John L. Burba	—	(1)	—	62,614	125,229	250,458	—	—	—	—	—	—	—
	1/13/2011	(4)	1/13/2011	—	—	—	—	—	—	634	—	—	30,984
	1/13/2011	(5)	1/13/2011	—	—	—	—	—	—	1,279	—	—	62,505
	1/13/2011		1/13/2011	—	—	—	—	—	—	—	2,070	48.87	64,708
	—	(7)	—	15,654	31,307	62,614	—	—	—	—	—	—	—
	6/1/2011	(6)	5/4/2011	—	—	—	—	—	—	4,854	—	—	304,831
Douglas J. Jackson	—	(1)	—	43,787	87,574	175,148	—	—	—	—	—	—	—
	1/13/2011	(4)	1/13/2011	—	—	—	—	—	—	187	—	—	9,139
	1/13/2011	(5)	1/13/2011	—	—	—	—	—	—	2,640	—	—	129,017
	1/13/2011		1/13/2011	—	—	—	—	—	—	—	4,272	48.87	133,543
	6/1/2011	(6)	5/4/2011	—	—	—	—	—	—	2,080	—	—	130,624

(1)
The awards reported in these rows reflect the named executive officer's 2011 annual incentive plan opportunities originally established in January 2011. For each of Messrs. Allen, Ashburn and Burba, the threshold, target and maximum values are equal to 20%, 40% and 80%, respectively, of their actual salaries paid for 2011, as reflected in the 2011 Summary Compensation Table. For Mr. Jackson, the threshold, target and maximum values are equal to 17.5%, 35% and 70%, respectively, of his actual salary paid for 2011, as reflected in the 2011 Summary Compensation Table. For Mr. Smith, the threshold, target and maximum values are equal to 85% of his respective 2011 annual incentive plan award opportunities of 40% (threshold), 80% (target) and 160% (maximum), reflecting his election to receive 85% of his 2011 annual incentive plan award in cash. For Mr. Allen, the threshold, target and maximum values are equal to 75% of his respective 2011 annual incentive plan award opportunities of 20% (threshold), 40% (target) and 80% (maximum), reflecting his election to receive 75% of his 2011 annual incentive plan award in cash. The amounts actually earned by the named executive officers for 2011 for this award are included in the "Non-Equity Incentive Plan Compensation" column of the 2011 Summary Compensation Table above. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan.

(2)
The awards reported in these rows reflect Messrs. Smith and Allen's threshold, target and maximum opportunities to receive Converted RSUs based on their elections to receive 15% and 25%, respectively, of their 2011 annual incentive plan awards, as described in footnote one above, in Converted RSUs. After 2011, Mr. Smith received 3,815 Converted RSUs and Mr. Allen received 2,210 Converted RSUs in settlement of these award opportunities (and, for Mr. Allen, his annual incentive plan opportunity is further explained in footnote seven below). See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan and the Converted RSUs.

(3)
The awards reported in these rows reflect Messrs. Smith and Allen's threshold, target and maximum opportunities to receive Matching RSUs based on their elections to receive 15% and 25%, respectively, of their 2011 annual incentive plan awards, as described in footnote two above, in Converted RSUs. In each instance, Messrs. Smith and Allen could receive Matching RSUs equal to 25% of the Converted RSUs that they received in settlement for their 2011 annual incentive plan awards. After 2011, Mr. Smith received 953 Matching RSUs and Mr. Allen received 552 Matching RSUs in settlement of their award opportunities (and, for Mr. Allen, his annual incentive plan opportunity is further explained in footnote eight below). See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan, the Converted RSUs and the Matching RSUs.

(4)
The awards reported in these rows reflect the restricted stock issued in settlement of each named executive officer's 2010 bonus award in January 2011, as described in our 2010 proxy statement, which restricted stock vests on the third anniversary of the date of grant.

(5)
The awards reported in these rows reflect the RSU grants under the LTIP made to the named executive officers in January 2011. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Equity Awards" above for additional information about these equity awards.

(6)
The awards reported in these rows reflect the additional RSU grants under the LTIP made to the named executive officers in June 2011. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Equity Awards" above for additional information about these equity awards.

(7)
The awards reported in these rows reflect supplemental annual incentive plan opportunities made available for 2011 for Messrs. Allen, Ashburn and Burba in June 2011 above their January 2011 award opportunities described in footnote one above. For each of Messrs. Allen, Ashburn and Burba, their 2011 supplemental annual incentive plan opportunities have threshold, target and maximum values equal to approximately 5%, 10% and 20%, respectively, of their actual salaries paid for 2011, as reflected in the 2011 Summary Compensation Table. For Mr. Allen, the threshold, target and maximum values are equal to 75% of his respective 2011 annual incentive plan award opportunity increase of 5% (threshold), 10% (target) and 20% (maximum), reflecting his election to receive 75% of his 2011 annual incentive plan award in cash. The amounts actually earned by the named executive officers for 2011 for this award are included in the "Non-Equity

  Incentive Plan Compensation" column of the 2011 Summary Compensation Table above. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan.

(8)
The award reported in this row reflects Mr. Allen's threshold, target and maximum opportunities to receive Converted RSUs for the supplemental annual incentive plan opportunities made available for 2011 to him in June 2011, as described in footnote six above, based on his election to receive 25% of his 2011 annual incentive plan award in Converted RSUs. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan and the Converted RSUs.

(9)
The award reported in this row reflects Mr. Allen's threshold, target and maximum opportunities to receive Matching RSUs based on his election to receive 25% of his supplemental annual incentive plan opportunities made available to him in June 2011 in Converted RSUs. Mr. Allen could receive Matching RSUs equal to 25% of the Converted RSUs that he received in settlement for his 2011 supplemental annual incentive plan opportunities. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Annual Incentive Plan Payments" above for additional information about the annual incentive plan, the Converted RSUs and the Matching RSUs.

(10)
The amounts reported in this column reflect stock options granted to the named executive officers in January 2011. See "Compensation Discussion and Analysis—Analysis of 2011 Executive Compensation Program—Equity Awards" above for additional information about these stock option grants.

(11)
Amounts disclosed in this column for equity awards are computed in accordance with FASB ASC Topic 718.

Employment Agreements

        We have entered into employment agreements with Messrs. Smith, Allen, Ashburn, Burba and Jackson, which agreements are described below.

        Employment Agreement with Mark A. Smith.    On May 21, 2010, we entered into a new employment agreement with Mr. Smith, which was in effect throughout 2011. Mr. Smith's employment agreement provided for, among other things:

  •
  an annual base salary of $400,000, subject to increases at our discretion;

  •
  eligibility to participate in our employee benefit plans;

  •
  eligibility to participate in any bonus plan or long-term equity or cash incentive compensation plan for officers and directors established by the Board;

  •
  eligibility to participate in our executive nonqualified deferred compensation plan; and

  •
  a term life insurance policy in the amount of $1,000,000 for the benefit of Mr. Smith.

        Pursuant to the terms of his employment agreement, if we terminated Mr. Smith's employment without "cause," or if Mr. Smith terminated his employment for "good reason" within the two-year period following a "change of control," as each term is defined in his employment agreement, Mr. Smith would have been entitled to receive any accrued salary and vacation pay up to and including the date of termination and severance payments in an amount equal to one year of his base salary.

        Under his employment agreement, Mr. Smith was subject to a two-year prohibition on "competitive conduct," as defined in his employment agreement, anywhere in the world following the termination of his employment for any reason.

        On February 28, 2012, we entered into an amended and restated executive employment agreement with Mr. Smith. We expect to discuss this new agreement in next year's proxy statement.

        Employment Agreements with the Other Named Executive Officers.    On May 21, 2010, we entered into an employment agreement with each of Messrs. Allen, Ashburn and Burba that was in effect throughout 2011 and provided them with specified annual base salaries of $200,000, $215,000, and $213,700, respectively, subject to increases at our discretion. On November 1, 2010, we entered into an employment agreement with Mr. Jackson, that provided a specified annual base salary of $215,000, subject to increases at our discretion.

        The employment agreements with these other named executive officers also provided for, among other things:

  •
  eligibility to participate in our employee benefit plans;

  •
  eligibility to participate in any bonus plan or long-term equity or cash incentive compensation plan for officers and directors established by the Board; and

  •
  eligibility to participate in our executive nonqualified deferred compensation plan.

        Pursuant to the terms of the employment agreements, if we terminated the executive's employment without "cause," or if the executive terminated his employment for "good reason" within the two-year period following a "change of control," as each term is defined in his employment agreement, he would have been entitled to receive any accrued salary and vacation pay up to and including the date of termination and severance payments in an amount equal to one year of his base salary. In addition, each of Messrs. Allen, Ashburn, Burba and Jackson was subject to a two-year prohibition on "competitive conduct," as defined in his employment agreement, anywhere in the world following the termination of his employment for any reason.

        On February 28, 2012, we entered into amended and restated executive employment agreements with each of Messrs. Allen, Ashburn, Burba and Jackson. We expect to discuss these new agreements in next year's proxy statement.

Outstanding Equity Awards

        The following table provides information about outstanding equity awards for each of our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END TABLE

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercis- able	Number of Securities Underlying Unexer- cised Options (#) Unexercis- able(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(2)
Mark A. Smith	1/13/2011	—	13,246	48.87	1/13/2021	—		—
	11/4/2010	—	—	—	—	6,000	(3)	143,880
	1/13/2011	—	—	—	—	2,029	(3)	48,655
	1/13/2011	—	—	—	—	8,185	(4)	196,276
	6/1/2011	—	—	—	—	20,114	(4)	482,334
James S. Allen	1/13/2011	—	6,209	48.87	1/13/2021	—		—
	11/4/2010	—	—	—	—	18,000	(3)	431,640
	1/13/2011	—	—	—	—	634	(3)	15,203
	1/13/2011	—	—	—	—	3,837	(4)	92,011
	6/1/2011	—	—	—	—	1,387	(4)	33,260
John F. Ashburn, Jr.	1/13/2011	—	2,070	48.87	1/13/2021	—		—
	11/4/2010	—	—	—	—	3,000	(3)	71,940
	1/13/2011	—	—	—	—	634	(3)	15,203
	1/13/2011	—	—	—	—	1,279	(4)	30,670
	6/1/2011	—	—	—	—	4,854	(4)	116,399
John L. Burba	1/13/2011	—	2,070	48.87	1/13/2021	—		—
	11/4/2010	—	—	—	—	3,000	(3)	71,940
	1/13/2011	—	—	—	—	634	(3)	15,203
	1/13/2011	—	—	—	—	1,279	(4)	30,670
	6/1/2011	—	—	—	—	4,854	(4)	116,399
Douglas J. Jackson	1/13/2011	—	4,272	48.87	1/13/2021	—		—
	1/13/2011	—	—	—	—	187	(3)	4,484
	1/13/2011	—	—	—	—	2,640	(4)	63,307
	6/1/2011	—	—	—	—	2,080	(4)	49,878

(1)
These stock options vest on a ratable basis over three years following the date of grant.

(2)
These amounts were calculated based on $23.98 per share, which was the closing price of our common stock on December 30, 2011.

(3)
These restricted shares will vest in full on the third anniversary of the grant date, subject to continued employment by the recipient during the three-year period following the grant date, other than in the case of normal retirement.

(4)
These RSUs will vest in full on the third anniversary of the grant date, subject to continued employment by the recipient during the three-year period following the grant date, other than in the case of normal retirement.

Option Exercises and Stock Vested

        The following table provides information about option exercises and the value realized upon vesting during 2011 for each of our named executive officers.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark A. Smith	292,383	8,704,242
James S. Allen	—	—
John F. Ashburn, Jr.	88,601	2,637,652
John L. Burba	110,751	3,297,057
Douglas J. Jackson	—	—

(1)
Computed by multiplying the number of restricted shares vesting by the closing price of a share of our common stock on February 3, 2011, the date of vesting.

Retirement Plans

        Our named executive officers are eligible to participate in our tax-qualified Molycorp Minerals, LLC 401(k) Plan on the same basis as other employees under the plan. Each year, we may make three types of contributions to each participant's account. First, we make non-elective contributions in which we contribute to a participant's account an amount equal to 4% of the participant's eligible compensation. Second, we make matching contributions to a participant's account in which we contribute an amount equal to 100% of a participant's contributions during the plan year, limited to 3% of the participant's eligible compensation, plus 50% of the participant's contributions during the plan year between 3% and 5% of the participant's eligible compensation. Finally, we may make discretionary matching contributions in which we may contribute to a participant's account an amount equal to a percentage of the participant's eligible compensation that we determine each year up to 4% of the participant's eligible compensation. The 2011 Summary Compensation Table above reflects the actual dollar amounts contributed to our 401(k) plan on each named executive officer's behalf in the "All Other Compensation" column.

Nonqualified Deferred Compensation

        The following table reflects the amounts credited under our MICP on behalf of our named executive officers. We do not maintain any other nonqualified deferred compensation plan.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Mark A. Smith	13,222	27,480	(5,228)	—	81,808
James S. Allen	—	14,400	(1,246)	—	27,997
John F. Ashburn, Jr.	—	14,400	(1,090)	—	29,012
John L. Burba	—	14,400	(988)	—	28,386
Douglas J. Jackson	—	11,000	(41)	—	12,421

(1)
This amount is reported in the "Salary" column of the 2011 Summary Compensation Table.

(2)
These amounts are reported in the "All Other Compensation" column of the 2011 Summary Compensation Table.

(3)
None of these amounts are reported in the 2011 Summary Compensation Table.

(4)
Of these amounts, $17,667 for Mr. Smith and $4,936 for Mr. Allen were previously reported in the 2010 Summary Compensation Table in last year's proxy statement.

        On April 1, 2009, we established the MICP, which is a nonqualified deferred compensation plan for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees. Under the MICP, a participant may defer his or her base salary and any bonus, commission or other extraordinary compensation that is supplemental to the participant's base salary and is dependent upon achievement of individual or Company performance goals. Participants may also defer the receipt of any shares subject to RSUs granted under our LTIP. In addition, if a participant elects to defer any of the cash portion of the bonus he or she earns under the annual incentive plan, he or she may convert a percentage of that cash portion into RSUs, the Converted RSUs, which are credited to his or her account under the plan. If a participant converts any of his or her cash bonus into RSUs, then we will credit his or her account with Matching RSUs at an amount equal to 25% of the number of Converted RSUs. Converted RSUs are immediately vested. However, any Matching RSUs credited to a participant's account will vest on the third anniversary of the date of grant of the Matching RSUs, so long as the participant remains in our continuous employ or retires prior to the vesting date.

        Under the MICP, we establish for each participant a cash account to which we credit any cash deferrals the participant elects, an RSU account to which we credit any deferrals elected with respect to RSUs, and a matching RSU account to which we credit any Matching RSUs credited to the participant. Participants may elect to have their cash accounts paid in a lump-sum or over a fixed schedule. Participants may also elect to have their accounts paid on a specified future date, upon their separation from service or upon the earlier of the two. Accounts are automatically paid out, or begin paying out, upon the participant's death or disability, or upon a change of control of the Company. In May 2011, the MICP was amended to allow participants to make a mid-year deferral election with respect to awards granted to the participant, so long as such award was subject to forfeiture for a period of at least 12 months.

        From time to time, the Compensation Committee may make discretionary contributions to a participant's account, which are used to reward the participant for achievement of superior operating performance. Participants are always fully vested in any discretionary contribution credited to his or her account. We intend for the MICP to constitute an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Potential Payments upon Termination or Change in Control

        We have entered into certain agreements and we maintain certain plans that will require us to provide compensation and other benefits to the named executive officers in the event of such executive's termination of employment under certain circumstances or a change in control of the Company occurring during the executive's term of employment.

        The following table sets forth the amounts that would have been payable to each named executive officer if such executive's employment had terminated under different scenarios, and/or a change of control of the Company had occurred, on December 30, 2011 (the last business day of 2011).

        The table below does not include certain payments or benefits that do not discriminate in favor of the Company's named executive officers and that generally would be available to any salaried employee of the Company or its operating subsidiaries upon termination of employment, or upon a change of control of the Company. Except as otherwise expressly indicated, the amounts set forth in the following table do not represent the actual sums a named executive officer would receive if his or her employment were terminated or there were a change of control of the Company. Rather, the amounts below generally represent only estimates, based upon assumptions described in the footnotes to the table, of certain payments and benefits that the named executive officers who were employed by the Company or any of its subsidiaries on December 30, 2011 would have been entitled to receive had any of the identified events occurred on such date. Moreover, for all of the named executive officers, the amounts set forth in the table necessarily are based upon the benefit plans and agreements that were in effect as of December 30, 2011. Payments which the Company may make in the future upon an employee's termination of employment or upon a change of control of the Company will be based upon benefit plans and agreements in effect at that time, and the terms of any such future plans and agreements may be materially different than the terms of the Company's benefit plans and agreements as of December 30, 2011.

 2011 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT AND/OR A CHANGE OF CONTROL TABLE

Name	Benefits and Payments	Voluntary Termination	Retirement	Without Cause Termination	For Cause Termination	Termination due to Death or Disability		Change of Control(1)	Good Reason Termination (Change of Control)(2)
Mark A. Smith	Cash Severance(3)	$0	$0	$687,000	$0	$0		$0	$687,000
	Unvested Stock Options(4)	$0	$0	$0	$0	$0		$0	$0
	Unvested Restricted Stock(5)	$0	$192,535	$0	$0	$192,535		$192,535	$192,535
	Unvested RSUs(6)	$0	$678,610	$0	$0	$678,610		$678,610	$678,610
	Life Insurance Proceeds(7)	$0	$0	$0	$0	$1,000,000	(8)	$0	$0

	TOTAL:	$0	$871,145	$687,000	$0	$1,871,145	(9)	$871,145	$1,558,145
James S. Allen	Cash Severance(3)	$0	$0	$360,000	$0	$0		$0	$360,000
	Unvested Stock Options(4)	$0	$0	$0	$0	$0		$0	$0
	Unvested Restricted Stock(5)	$0	$446,843	$0	$0	$446,843		$446,843	$446,843
	Unvested RSUs(6)	$0	$125,271	$0	$0	$125,271		$125,271	$125,271

	TOTAL:	$0	$572,114	$360,000	$0	$572,114		$572,114	$932,114
John F. Ashburn, Jr.	Cash Severance(3)	$0	$0	$360,000	$0	$0		$0	$360,000
	Unvested Stock Options(4)	$0	$0	$0	$0	$0		$0	$0
	Unvested Restricted Stock(5)	$0	$87,143	$0	$0	$87,143		$87,143	$87,143
	Unvested RSUs(6)	$0	$147,069	$0	$0	$147,069		$147,069	$147,069

	TOTAL:	$0	$234,212	$360,000	$0	$234,212		$234,212	$594,212
John L. Burba	Cash Severance(3)	$0	$0	$360,000		$0		$0	$360,000
	Unvested Stock Options(4)	$0	$0	$0	$0	$0		$0	$0
	Unvested Restricted Stock(5)	$0	$87,143	$0	$0	$87,143		$87,143	$87,143
	Unvested RSUs(6)	$0	$147,069	$0	$0	$147,069		$147,069	$147,069

	TOTAL:	$0	$234,212	$360,000	$0	$234,212		$234,212	$594,212
Douglas J. Jackson	Cash Severance(3)	$0	$0	$275,000	$0	$0		$0	$275,000
	Unvested Stock Options(4)	$0	$0	$0	$0	$0		$0	$0
	Unvested Restricted Stock(5)	$0	$4,484	$0	$0	$4,484		$4,484	$4,484
	Unvested RSUs(6)	$0	$113,186	$0	$0	$113,186		$113,186	$113,186

	TOTAL:	$0	$117,670	$275,000	$0	$117,670		$117,670	$392,670

(1)
The amounts in this column are based on the assumption that a change of control of the Company occurred on December 30, 2011, that the stock options, restricted stock and RSUs were not assumed in connection with the change of control, and that the executive's employment continued after such date.

(2)
The amounts in this column with respect to cash severance are based on the assumption that on December 30, 2011, a change of control of the Company occurred and after such change of control the executive terminated his employment for good reason. Under the employment agreements, each named executive officer is eligible to receive severance benefits if he terminates his employment for good reason within two years after a change of control. The amounts in this column with respect to stock options, restricted stock and RSUs are based on the assumption that on December 30, 2011, a change of control of the Company occurred, the stock options, restricted stock and RSUs were assumed in connection with the change of control, and that the executive's employment was terminated without cause or that the executive terminated his employment for good reason within two years after a change of control.

(3)
Reported amounts were calculated pursuant to the terms of each named executive officer's Executive Employment Agreement in effect on December 30, 2011 and consist of one times each named executive officer's base salary on December 30, 2011. Assumes all accrued base salary, benefits and vacation, including then unused accrued vacation, have been paid to each named executive officer.

(4)
All unvested stock options were underwater as of December 30, 2011.

(5)
Reported amounts consist of the value of the unvested shares of restricted stock, which may continue to vest on the third anniversary of the grant date or accelerate as a result of the triggering event. As of December 30, 2011, Mr. Smith had 8,029 unvested shares of restricted stock, Mr. Allen had 18,634 unvested shares of restricted stock, Mr. Ashburn had 3,634 unvested shares of restricted stock, Mr. Burba had 3,634 unvested shares of restricted stock, and Mr. Jackson had 187 unvested shares of restricted stock, the value of such restricted stock being based on our closing stock price on December 30, 2011 of $23.98 per share.

(6)
Reported amounts consist of the value of the unvested RSUs, which may continue to vest on the third anniversary of the grant date or accelerate as a result of the triggering event. As of December 30, 2011, Mr. Smith had 28,299 unvested RSUs, Mr. Allen had 5,224 unvested RSUs, Mr. Ashburn had 6,133 unvested RSUs, Mr. Burba had 6,133 unvested RSUs, and Mr. Jackson had 4,720 unvested RSUs, the value of such RSUs being based on our closing stock price on December 30, 2011 of $23.98 per share.

(7)
Reported amount consists of our estimate of the available life insurance death benefit.

(8)
Reported amount would be paid upon termination of Mr. Smith's employment due to death, but not due to disability.

(9)
Reported amount would be paid upon termination of Mr. Smith's employment due to death, but only $871,145 would be paid upon termination of Mr. Smith's employment due to disability.

Director Compensation

        The following table sets forth information with respect to the compensation paid by us to each of our nonemployee directors during 2011. Mr. Graell did not serve as a director during 2011.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Russell D. Ball	55,834	70,915	126,749
Ross R. Bhappu(3)	—	—	—
Brian T. Dolan(3)	—	—	—
Charles R. Henry	52,083	65,230	117,313
Mark S. Kristoff	54,167	77,484	131,651
Alec Machiels(3)	—	—	—
Jack E. Thompson	53,583	64,088	117,671

(1)
The following portions of the fees listed in this column for the following directors were deferred into RSUs under the Nonemployee Director Deferred Compensation Plan: Mr. Ball, $27,917; Mr. Henry, $5,208; and Mr. Kristoff, $54,167.

(2)
The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted during the reported year, and include, with respect to the applicable director, the following amounts:

•
Mr. Ball: $64,088 for the value of 1,143 RSUs awarded in June 2011 and $6,828 for the value of Matching RSUs awarded in connection with his deferral of fees;

•
Mr. Henry: $64,088 for the value of 1,143 RSUs awarded in June 2011 and $1,142 for the value of Matching RSUs awarded in connection with his deferral of fees;

•
Mr. Kristoff: $64,088 for the value of 1,143 RSUs awarded in June 2011 and $13,396 for the value of Matching RSUs awarded in connection with his deferral of fees; and

•
Mr. Thompson: $64,088 for the value of 1,143 RSUs awarded in June 2011.

  The nonemployee directors had unvested stock awards outstanding as of December 31, 2011 for the following number of shares: Mr. Ball—7,500 shares of restricted stock and 1,279 RSUs; Mr. Henry—1,166 RSUs; Mr. Kristoff—1,406 RSUs; and Mr. Thompson—1,143 RSUs.

(3)
The director's business affairs preclude him from receiving compensation for his service as a director of the Company.

        Until May 31, 2011, our nonemployee directors received an annual cash retainer in the amount of $25,000 and also received an annual cash retainer of $5,000 for each committee on which they served (other than the chairman of the Audit and Ethics Committee, who received an additional cash retainer of $10,000 for his service on that committee). On March 30, 2011, the Compensation Committee approved, effective as of June 1, 2011, increases to our nonemployee director compensation. Effective June 1, 2011, all nonemployee directors receive an annual cash retainer in the amount of $45,000 and annual equity award with a value equal to $70,000. In addition, an annual cash retainer will be provided to the chairmen listed below, as follows:

Chairman	Additional Cash Retainer
Chairman of the Board	$50,000
Audit and Ethics Committee Chairman	$10,000
Compensation Committee Chairman	$7,000
Health, Environment, Safety and Sustainability Committee Chairman	$5,000
Nominating and Corporate Governance Committee Chairman	$5,000

        On January 13, 2011, the Board, upon recommendation by the Compensation Committee, adopted the Molycorp, Inc. Nonemployee Director Deferred Compensation Plan, which is a nonqualified deferred compensation plan for the purpose of providing deferred compensation benefits to members of the Board who are not our employees. Under the Nonemployee Director Deferred Compensation Plan, a participant may defer his or her annual fees and the receipt of any shares subject to RSUs granted under our 2010 Equity and Performance Incentive Plan. In addition, if a participant elects to defer any of the cash portion of his or her annual fees, he or she may convert a percentage of those fees into RSUs, the Converted RSUs, which are credited to his or her account under the plan. If a participant converts any of his or her annual fees into RSUs, then we will credit his or her account with Matching RSUs at an amount equal to 25% of the number of Converted RSUs the participant received. Converted RSUs are immediately vested. However, any Matching RSUs credited to a participant's account will vest on the third anniversary of the date of grant of the Matching RSUs, so long as the participant provides continuous service to us or retires prior to the vesting date.

        Under the Nonemployee Director Deferred Compensation Plan, we establish for each participant a cash account to which we credit any cash deferrals the participant elects, an RSU account to which we credit any deferrals elected with respect to RSUs, and a matching RSU account to which we credit any Matching RSUs credited to the participant. Participants may elect to have their cash accounts paid in a lump-sum or over a fixed schedule. Participants may also elect to have their accounts paid on a specified future date, upon their separation from service or upon the earlier of the two. Accounts are automatically paid out, or begin paying out, upon the participant's death or disability, or upon a change of control of the Company.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section above and, based on this review, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

    COMPENSATION COMMITTEE

    Jack E. Thompson, Chairman
    Mark S. Kristoff
    Brian T. Dolan

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        Set forth in the following table is the beneficial ownership of our common stock as of March 30, 2012 (except as otherwise indicated) held by (i) our directors, principal executive officer, principal financial officer and three other most highly compensated executive officers during 2011, (ii) all of our executive officers and directors as a group and (iii) each person who is known to us to be the beneficial owner of more than five percent of our common stock. Beneficial ownership has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. For purposes of calculating the percentage of shares of common stock beneficially owned, there were 96,395,822 shares of our common stock outstanding as of March 30, 2012. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.

Non-Officer Directors	Number of Shares	Percent of Class
Russell D. Ball(1)	10,326	*
Ross R. Bhappu(2)	13,844,463	14.36%
Brian T. Dolan	0	*
John Graell	0	*
Charles R. Henry(1)	65,500	*
Mark S. Kristoff(1)(3)	3,907,881	4.05%
Alec Machiels	0	*
Jack E. Thompson	69,195	*
Named Executive Officers
Mark A. Smith(1)(4)(5)(6)	951,014	*
James S. Allen(1)(6)	23,513	*
John F. Ashburn, Jr.(6)(7)	175,042	*
John L. Burba(6)	224,195	*
Douglas J. Jackson(6)	1,611	*
All directors and executive officers as a group (including the named executive officers) (15 persons)(8)	19,273,864	19.99%
Beneficial Owners of More than 5% of Common Stock
Resource Capital Funds(9)	13,843,863	14.36%
Molibdenos y Metales S.A.(10)	12,500,000	12.97%
Pegasus Capital Funds(11)	11,358,305	11.78%
Morgan Stanley(12)	8,647,566	8.97%

*
Less than 1% of common stock.

(1)
Includes the following shares of our common stock issuable upon the exercise of RSUs, each of which represents the right to receive one share of our common stock, that are fully vested and are payable after the person's separation from service as a director or employee of the Company, as applicable: Mr. Ball—826 shares; Mr. Henry—99 shares; Mr. Kristoff—1,061 shares; Mr. Smith—3,815 shares; and Mr. Allen—2,210 shares.

(2)
Includes (a) 11,042,605 shares of our common stock held by Resource Capital Fund IV L.P., of which Resource Capital Associates IV L.P. is the general partner (RCA IV GP L.L.C. is the general partner of Resource Capital Associates IV L.P.) and (b) 2,801,258 shares of our common stock held by Resource Capital Fund V L.P., of which Resource Capital Associates V L.P. is the general partner (RCA V GP Ltd. is the general partner of Resource Capital Associates V L.P.).

  Mr. Bhappu is one of seven members of RCA IV GP L.L.C. and RCA V GP Ltd. As indicated in footnote nine below, RCA IV GP L.L.C. may be deemed to have sole voting and dispositive power over 11,042,605 shares of our common stock and RCA V GP Ltd. may be deemed to have sole voting and dispositive power over 2,801,258 shares of our common stock. Mr. Bhappu disclaims beneficial ownership of the shares of our common stock held by RCA IV GP L.L.C. and RCA V GP Ltd., except to the extent of his pecuniary interest therein.

(3)
Includes 3,388,232 shares of our common stock held by Traxys S.à.r.l. Mr. Kristoff is the chief executive officer of Traxys S.à.r.l. and serves on its board of managers. Mr. Kristoff disclaims beneficial ownership of the shares of our common stock held by Traxys S.à.r.l., except to the extent of his pecuniary interest therein, if any.

(4)
Includes 5,833 shares of our common stock issuable upon conversion of our Series A Mandatory Convertible Preferred Stock at the minimum conversion rate of 1.6667 shares of our common stock for each share of Series A Mandatory Convertible Preferred Stock.

(5)
Includes 153,433 shares of our common stock held by KMSMITH LLC. Kimberly Smith, the wife of Mr. Smith, has sole voting and investment power with respect to the shares of our common stock held by KMSMITH LLC. Mr. Smith disclaims beneficial ownership of the shares of our common stock held by KMSMITH LLC, except to the extent of his pecuniary interest therein, if any.

(6)
Includes the following shares of our common stock issuable upon exercise of non-qualified stock options that are exercisable on or before May 29, 2012: Mr. Smith—4,415 shares; Mr. Allen—2,069 shares; Mr. Ashburn—690 shares; Mr. Burba—690 shares; and Mr. Jackson—1,424 shares.

(7)
Includes 100 shares of our common stock held as custodian for his son. Mr. Ashburn disclaims beneficial ownership of the shares of our common stock held as custodian for his son, except to the extent of his pecuniary interest therein, if any.

(8)
Includes 596 shares of our common stock issuable upon exercise of non-qualified stock options that are exercisable on or before May 29, 2012, owned by an executive officer not named in the table, in addition to the information set forth in the footnotes to the table regarding each individual director's and executive officer's holdings.

(9)
As reported on Schedule 13D/A filed on June 17, 2011, includes (a) 11,042,605 shares of our common stock held by Resource Capital Fund IV L.P., of which Resource Capital Associates IV L.P. is the general partner (RCA IV GP L.L.C. is the general partner of Resource Capital Associates IV L.P.) and (b) 2,801,258 shares of our common stock held by Resource Capital Fund V L.P., of which Resource Capital Associates V L.P. is the general partner (RCA V GP Ltd. is the general partner of Resource Capital Associates V L.P.). The sole members of each of RCA IV GP L.L.C. and RCA V GP Ltd. are Messrs. Ryan T. Bennett, Ross R. Bhappu, Russ Cranswick, James McClements and Henderson G. Tuten and Ms. Sherri Croasdale (collectively, the "Principals"). The businesses of each of RCA IV GP L.L.C. and RCA V GP Ltd. are directed by the officers of each general partner. The Principals serve as executive officers. RCA IV GP L.L.C. may be deemed to have sole voting and dispositive power over 11,042,605 shares of our common stock and RCA V GP Ltd. may be deemed to have sole voting and dispositive power over 2,801,258 shares of our common stock. The address of RCA IV GP L.L.C. and RCA V GP Ltd. is 1400 Sixteenth Street, Suite 200, Denver, Colorado 80202.

(10)
As reported on Schedule 13D filed on March 14, 2012. The address of Molibdenos y Metales S.A. is Camino Nos a Los Morros 66, San Bernardo, Santiago, Chile.

(11)
As reported on Schedule 13D/A filed by Pegasus Partners IV, L.P. on December 2, 2011, includes (a) 4,335,721 shares of our common stock held by PP IV Mountain Pass II, LLC, (b) 2,100,144 shares of our common stock held by PP IV MP AIV 1, LLC, (c) 767,104 shares of our common stock held by PP IV MP AIV 2, LLC, (d) 767,104 shares of our common stock held by PP IV MP AIV 3, LLC and (e) 3,388,232 shares of our common stock held by Traxys S.à.r.l. Pegasus Capital LLC may be deemed to beneficially own the shares of our common stock held by PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, and PP IV MP AIV 3, LLC (collectively, the "Pegasus Entities") and Traxys S.à.r.l. Accordingly, each of Craig Cogut and Pegasus Capital LLC may be deemed to have sole voting and dispositive power over all 11,358,305 shares. Each of Craig Cogut and Pegasus Capital LLC disclaims beneficial ownership of any of our securities held by Pegasus Entities and Traxys S.à.r.l., except to the extent of any primary interest therein. The address of each of the Pegasus Entities and Traxys S.à.r.l. is 505 Park Avenue, 21st Floor, New York, New York 10022.

(12)
As reported on Schedule 13G/A filed on February 8, 2012, includes 8,647,566 shares of our common stock. Morgan Stanley is deemed to have sole voting power with respect to 8,458,320 shares and sole dispositive power with respect to all 8,647,566 shares. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

LEGAL PROCEEDINGS

        Six stockholder derivative lawsuits have been filed in three different jurisdictions against Molycorp, Inc., its directors, certain of its officers, and certain of its private equity investors. These cases have been filed in the Delaware Chancery Court, the U.S. District Court in Colorado, and the District Court in Arapahoe County, Colorado. They are captioned: Gaines v. Smith et al., Case No. 7282 (Del. Ch. Feb. 12, 2012); Paskowitz v. Smith et al., Case No. 7319 (Del. Ch. Mar. 9, 2012); Wilson v. Smith et al., No. 7395-VCN (Del. Ch. April 4, 2012); Wells v. Smith et al., No. 1:12-cv-00447-WJM (D. Colo. Feb. 21, 2012); Swaggerty v. Smith et al., No. 12-cv-00589-CMA-KLM (D. Colo. Mar. 7, 2012); Clem v. Smith et al., No. 12 CV 392 (Arapahoe Cnty., Colo. Feb. 24, 2012); and Nationwide Consulting, Inc. v. Smith et al., No. 12 CV 448 (Arapahoe Cnty., Colo. Mar. 5, 2012). The Clem and Nationwide cases have since been consolidated under the caption Clem v. Smith et al., No. 12 CV 392 (Arapahoe Cnty., Colo.).

        The derivative complaints challenge among other things certain sales of stock by officers, directors and private equity firms, and certain Molycorp corporate acquisitions during 2011. The complaints assert causes of action for: (1) alleged breaches of fiduciary duty, including the duties of loyalty and due care; (2) alleged unjust enrichment; (3) alleged waste of corporate assets; and (4) alleged "abuse of control." On behalf of Molycorp, the plaintiffs in the derivative actions seek, among other things, monetary damages, restitution, an accounting, and certain changes to corporate governance procedures.

        The Defendants have filed a motion in each case seeking to consolidate the derivative actions in one jurisdiction, and have expressed a preference for the Delaware Court of Chancery.

        The Defendants deny allegations in the derivative complaints and will vigorously contest the claims in each lawsuit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

        Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2011, all filing requirements applicable to reporting persons were met, except that each of Russell D. Ball, Charles R. Henry and Mark S. Kristoff failed to timely file four reports on Form 4 to report grants of RSUs, and Charles R. Henry failed to timely file one report on Form 5 to report a gift transfer of shares of our common stock.

PROPOSAL TWO

APPROVAL OF THE MOLYCORP, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

        On February 28, 2012, the Board adopted the ESPP, and reserved 300,000 shares of our common stock for issuance under the ESPP. The ESPP will be effective on the date of stockholder approval.

        Our stockholders are being asked to approve the ESPP and the reservation of shares under the ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Code.

        The principal features of the ESPP are summarized below. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which has been filed with the SEC as Annex A to this proxy statement. Any stockholder who wishes to obtain a copy of the ESPP may do so upon written request to the Corporate Secretary at our principal executive offices.

Board Recommendation

        The Board recommends that stockholders vote "FOR" the approval of the Molycorp, Inc. 2012 Employee Stock Purchase Plan.

Summary of the ESPP

        General.    The purpose of the ESPP is to provide employees of Molycorp and our designated subsidiaries with an opportunity to purchase shares of our common stock and, therefore, to have an additional incentive to contribute to the prosperity of Molycorp. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the ESPP will be construed in a manner consistent with the requirements of Section 423 of the Code and the related regulations.

        The aggregate number of shares that may be issued under the ESPP is 300,000 shares of our common stock, subject to proportionate adjustment in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of our common stock.

        The closing market price for a share of common stock as of April 3, 2012 was $34.83 per share.

        Administration.    The ESPP will be administered by the Compensation Committee. All questions of interpretation of the ESPP, of any form of agreement or other document employed by us in the administration of the ESPP, or of any purchase right, will be determined by the Compensation Committee, and such determinations will be final, binding and conclusive upon all persons having an interest in the ESPP or the purchase right, unless fraudulent or made in bad faith. Subject to the provisions of the ESPP, the Compensation Committee will determine all of the relevant terms and conditions of purchase rights. However, all participants granted purchase rights pursuant to an offering provided for under the ESPP will have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Compensation Committee in the exercise of its discretion pursuant to the ESPP or any agreement under the ESPP will be final, binding and conclusive upon all persons having an interest the ESPP. All expenses reasonably incurred by us in the administration of the ESPP will be paid by us.

        Any of our officers will have the authority to act on our behalf with respect to any matter, right, obligation, determination or election that is the responsibility of, or that is allocated to us in the ESPP, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election.

        The Compensation Committee will have the power, in its discretion, to adopt one or more sub-plans of the ESPP as it deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of Molycorp. Any of the provisions of any such sub-plan may supersede the provisions of this ESPP, other than the provisions governing the number and type of shares subject to the ESPP. Except as superseded by the provisions of a sub-plan, the provisions of the ESPP will govern such sub-plan. To comply with the laws of a foreign jurisdiction, the Compensation Committee will have the power, in its discretion, to grant purchase rights in a separate offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms that are less favorable or differ from the terms of purchase rights granted to employees resident in the United States.

        The Compensation Committee will have the power, in its discretion, to establish separate, simultaneous or overlapping offerings having different terms and conditions and to designate the company or companies that may participate in a particular offering, provided that each offering individually complies with the terms of the ESPP and the requirements of Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to the offering will have the same rights and privileges within the meaning of such section.

        Without regard to whether any participant's purchase right may be considered adversely affected, we may, from time to time, consistent with the ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by us, in our discretion, for the proper administration of the ESPP, including, without limitation:

  •
  a minimum payroll deduction amount required for participation in an offering;

  •
  a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an offering;

  •
  an exchange ratio applicable to amounts withheld or paid in a currency other than U.S. dollars;

  •
  a payroll deduction greater than or less than the amount designated by a participant in order to adjust for our delay or mistake in processing a subscription agreement or in otherwise effecting a participant's election under the ESPP or as advisable to comply with the requirements of Section 423 of the Code; and

  •
  determination of the date and manner by which the fair market value of a share of our common stock is determined for purposes of administration of the ESPP.

        All such actions by us will be taken consistent with the requirements under Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to an offering will have the same rights and privileges within the meaning of such section, except as otherwise permitted by the ESPP and the regulations under Section 423 of the Code.

        In addition to such other rights of indemnification as they may have as members of the Board or the Compensation Committee or as officers or employees of the group of participating companies, to the extent permitted by applicable law, we will indemnify members of the Board or the Compensation Committee and any officers or employees of the group of participating companies to whom authority to act for the Board, the Compensation Committee or Molycorp is delegated against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any related appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the ESPP, or any right granted under the ESPP, and against all amounts paid by them in settlement (provided such settlement is approved by independent legal counsel that we select) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties. However, within 60 days after the institution of such action, suit or proceeding, such person will offer to us, in writing, the opportunity at the Company's own expense to handle and defend the same.

        Eligibility.    Any employee of ours or any Molycorp subsidiary designated by the Compensation Committee who is customarily employed for at least 20 hours per week and has worked for at least 90 consecutive days as of the first trading day of an offering period, which we refer to as an "entry date," is eligible to participate in the ESPP during the applicable offering period, subject to administrative rules established by the Compensation Committee. However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant, that employee would have, directly or indirectly, owned, and/or held options to purchase, 5% of the total combined voting power of all classes of Molycorp stock. As of March 30, 2012, approximately 980 Molycorp employees, including all of our named executive officers, were eligible to participate in the ESPP.

        Participation in an Offering.    Eligible employees become participants in the ESPP by filing with Molycorp a subscription agreement authorizing payroll deductions on a date set by the Compensation Committee prior to the applicable entry date. Each participating employee must authorize contributions pursuant to the ESPP, which will generally be collected through payroll deductions. Such payroll deductions may not be less than 1% or more than 10% of a participant's eligible compensation. However, no participating employee is entitled to have deducted under the ESPP from such participant's eligible compensation an amount in excess of $250,000 during the term of the ESPP.

        The ESPP is implemented by sequential offerings, the commencement and duration of which the Compensation Committee shall determine. However, the Compensation Committee may establish additional or alternative concurrent, sequential or overlapping offering periods, a different duration for one or more offering periods or different commencement or end dates for such offering periods, so long as no offering period has a duration that exceeds 27 months. If stockholders approve the ESPP, the first offering period will begin within 12 months thereafter.

        Shares of our common stock will be purchased under the ESPP on the last trading day of each offering period, which we refer to as a "purchase date," unless the participant becomes ineligible, withdraws or terminates employment earlier. During an offering period, a participant may elect to reduce or stop payroll deductions from his or her compensation after the beginning of any offering period only as provided for in the offering. A participant who elects, effective following the first pay day of an offering period, to decrease the rate of his or her payroll deductions to 0% will nevertheless remain a participant during the offering period unless the participant withdraws from the ESPP.

        Each participant who has elected to participate is automatically granted an option to purchase shares of common stock on his or her respective entry date. The option expires at the end of the offering period, upon termination of employment, or if the employee becomes ineligible, whichever is earliest, but is exercised at the end of each offering period to the extent of the contributions accumulated during such offering period. No participant will be granted a purchase right that permits his or her right to purchase shares of our common stock under the ESPP to accrue at a rate that, when aggregated with such participant's rights to purchase shares under all other employee stock purchase plans of a participating company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which the purchase right is outstanding at any time.

        Purchase Price.    The purchase price at which each share of our common stock may be acquired in an offering period upon the exercise of all or any portion of a purchase right will be established by the Compensation Committee. However, the purchase price on each purchase date will not be less than 85% of the lesser of:

  •
  the fair market value of a share of our common stock on the offering date of the offering period; or

  •
  the fair market value of a share of our common stock on the purchase date.

        Purchase of Shares.    Generally, on each purchase date of an offering period, each participant who has not withdrawn from the ESPP and whose participation in the offering has not otherwise terminated before such purchase date will automatically acquire pursuant to the exercise of the participant's purchase right the number of whole shares of our common stock determined by dividing:

  •
  the total amount of the participant's payroll deductions accumulated in the participant's account during the offering period and not previously applied toward the purchase of shares of our common stock; by

  •
  the purchase price.

        However, in no event will the number of shares purchased by the participant during an offering period exceed the number of shares subject to the participant's purchase right. No shares of our common stock will be purchased on a purchase date on behalf of a participant whose participation in the offering or the ESPP has terminated before such purchase date.

        If the number of shares of our common stock that might be purchased by all participants on a purchase date exceeds the number of shares of our common stock available in the ESPP or the maximum aggregate number of shares of common stock that may be purchased on such purchase date pursuant to a limit established by the Compensation Committee, we will make a pro rata allocation of the shares of our common stock available in as uniform a manner as practicable and as we determine to be equitable. Any fractional share resulting from such pro rata allocation to any participant will be disregarded.

        Any cash balance remaining in a participant's account following any purchase date will be refunded to the participant as soon as practicable after such purchase date. However, if the cash balance to be refunded to a participant is less than the amount that would have been necessary to purchase an additional whole share of common stock on such purchase date, we may retain the cash balance in the participant's account to be applied toward the purchase of shares of our common stock in the subsequent purchase period or offering period.

        Any portion of a participant's purchase right remaining unexercised after the end of the offering period to which the purchase right relates will expire immediately upon the end of the offering period.

        Where payroll deductions on behalf of participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Compensation Committee may establish a separate offering, which we refer to as a Non-U.S. Offering, covering all eligible employees of one or more participating companies subject to the prohibition on payroll deductions. The Non-U.S. Offering will provide another method for payment of the purchase price with terms and conditions that are administratively convenient and comply with applicable law. On each purchase date of the offering period applicable to a Non-U.S. Offering, each participant who has not withdrawn from the ESPP and whose participation in such offering period has not otherwise terminated before such purchase date will automatically acquire, pursuant to the exercise of the participant's purchase right, a number of whole shares of our common stock determined in accordance with the ESPP to the extent of the total amount of the participant's account balance accumulated during the offering period in accordance with the method established by the Compensation Committee and not previously applied toward the purchase of shares of our common stock. However, in no event will the number of shares of our common stock purchased by a participant during such offering period exceed the number of shares subject to the participant's purchase right. We will refund to a participant in a Non-U.S. Offering any excess purchase price payment received from such participant.

        Nontransferability of Purchase Rights.    Neither payroll deductions or other amounts credited to a participant's account nor a participant's purchase right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the ESPP or by will or the laws of descent and distribution. A designation of a beneficiary will not be treated as a disposition. Any such attempted assignment, transfer, pledge or other disposition will be without effect, except that we may treat such act as an election to withdraw from the ESPP. A purchase right is exercisable during the lifetime of the participant only by the participant.

        Termination of Employment.    Upon a participant's ceasing, prior to a purchase date, to be an employee of the group of participating companies for any reason, including retirement, disability or death, or upon the failure of a participant to remain eligible to participate in the ESPP, the participant's participation in the ESPP will terminate immediately. In such event, the participant's account balance that has not been applied toward the purchase of shares of our common stock will, as soon as practicable, be returned to the participant or, in the case of the participant's death, to the participant's designated beneficiary, if any, or legal representative, and all of the participant's rights under the ESPP will terminate. Interest will not be paid on sums returned. A participant whose participation has been terminated may again become eligible to participate in the ESPP by satisfying the plan's enrollment requirements.

        Adjustments.    Subject to any required action by our stockholders and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than common stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of the shares of our common stock, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the ESPP, the limit on the shares that may be purchased by any participant during an offering and each purchase right, and in the purchase price in order to prevent dilution or enlargement of participants' rights under the ESPP. Conversion of any of our convertible securities will not be treated as "effected without receipt of consideration by us."

        If a majority of the shares that are of the same class as the shares that are subject to outstanding purchase rights are exchanged for, converted into, or otherwise become shares of another corporation, which we refer to as "new shares," the Compensation Committee may unilaterally amend the outstanding purchase rights to provide that the purchase rights are for new shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding purchase rights will be adjusted in a fair and equitable manner as determined by the Compensation Committee, in its discretion. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and in no event may the purchase price be decreased to an amount less than the par value, if any, of the stock subject to the purchase right. The adjustments determined by the Compensation Committee will be final, binding and conclusive.

        Change of Control.    In the event of a change of control of Molycorp (as defined in the ESPP), the surviving, continuing, successor or purchasing corporation or its parent, as the case may be, which we refer to as the "acquiring corporation," may, without the consent of any participant, assume or continue our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the acquiring corporation's stock. If the acquiring corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then-current offering period will be accelerated to a date before the date of the change of control specified by the Compensation Committee, but the number of shares of our common stock subject to outstanding purchase rights will not be adjusted. All purchase rights that are neither assumed nor continued by the acquiring corporation in connection with the change of control nor exercised as of the date of the change of control will terminate and cease to be outstanding effective as of the date of the change of control.

        Amendment and Termination of the Plan.    The Compensation Committee may at any time amend, suspend or terminate the ESPP, except that:

  •
  no such amendment, suspension or termination will affect purchase rights previously granted under the ESPP unless expressly provided by the Compensation Committee; and

  •
  no such amendment, suspension or termination may adversely affect a purchase right previously granted under the ESPP without the consent of the participant, except to the extent permitted by the ESPP or as may be necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.

        In addition, an amendment to the ESPP must be approved by our stockholders within 12 months of the adoption of the amendment if the amendment would authorize the sale of more shares of our common stock than are then authorized for issuance under the ESPP or would change the definition of the corporations that may be designated by the Compensation Committee as participating companies. In the event that the Compensation Committee determines that continuation of the ESPP or an offering would result in unfavorable financial accounting consequences to us, the Compensation Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress:

  •
  terminate the ESPP or any offering period;

  •
  accelerate the purchase date of any offering period;

  •
  reduce the discount or the method of determining the purchase price in any offering period (for example, by determining the purchase price solely based on the fair market value on the purchase date);

  •
  reduce the maximum number of shares of common stock that may be purchased in any offering period; or

  •
  take any combination of the foregoing actions.

        Withdrawal.    A participant may withdraw from the ESPP by signing and delivering to us or a representative designated by us (including a third-party administrator) a written or electronic notice of withdrawal in such form and within such timeframes as specified by us for this purpose. However, if a participant withdraws from the ESPP after a purchase date, the withdrawal will not affect shares of common stock acquired by the participant on such purchase date. A participant who voluntarily withdraws from the ESPP is prohibited from resuming participation in the ESPP in the same offering from which he or she withdrew, but may participate in any subsequent offering by again satisfying the enrollment requirements.

        Upon a participant's voluntary withdrawal from the ESPP, the participant's accumulated account balance that has not been applied toward the purchase of shares of our common stock will be refunded to the participant as soon as practicable after the withdrawal, without the payment of any interest, and the participant's interest in the ESPP and the offering will terminate. The amounts to be refunded may not be applied to any other offering under the ESPP.

        New Plan Benefits.    Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Nonemployee directors are not eligible to participate in the ESPP.

Certain U.S. Federal Income Tax Consequences

        If our stockholders approve this proposal, the ESPP, and the right of participants to make purchases under the ESPP, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of our common stock purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares of our common stock, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares of our common stock are sold or otherwise disposed of more than two years from the applicable entry date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

  •
  the excess of the amount received upon such sale or disposition over the purchase price; or

  •
  an amount equal to 15% of the fair market value of the shares as of the entry date.

        Any additional gain should be treated as long-term capital gain. If the shares of our common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

        The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and us with respect to the ESPP based on the U.S. federal income tax laws in effect as of the date of this proxy statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, we advise all recipients to consult their own tax advisor concerning the tax implications of participation in the ESPP.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders
2010 Equity and Performance Incentive Plan
Common Stock	181,999	$48.87	(1)	3,930,686
Equity compensation plans not approved by security holders	—	—		—
Total	181,999	$48.87	(1)	3,930,686

(1)
Includes RSUs that can be exercised for no consideration.

 PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

        PricewaterhouseCoopers LLP has been selected by the Audit and Ethics Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. Our Board recommends a vote for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the current fiscal year. It is expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

        The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of PricewaterhouseCoopers LLP, the Audit and Ethics Committee will take such actions as it deems necessary, if any, as a result of such stockholder vote.

Fees Paid to Independent Registered Public Accounting Firm

        For the years ended December 31, 2011 and 2010, fees billed by our independent registered public accounting firm, PricewaterhouseCoopers LLP, to us were as follows (in thousands):

	Year ended December 31, (in thousands)
	2011	2010
Audit Fees(1)	$2,052	$915
Audit-Related Fees(2)	695	0
Tax Fees(3)	110	164
All Other Fees(4)	5	5

Total Accounting Fees and Services	$2,862	$1,084

(1)
Audit Fees for 2011 and 2010 were for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2011 and 2010, respectively, and the reviews of the interim financial statements included in our Forms 10-Q filed during the fiscal years ended December 31, 2011 and 2010, respectively, as well as for services provided in connection with statutory and regulatory filings or engagements for such fiscal years.

(2)
Audit-Related Fees for 2011 were for professional services rendered for due diligence related to mergers and acquisitions.

(3)
Tax Fees for 2011 and 2010 were for professional services rendered for tax compliance, tax advice and tax planning in 2011 and 2010, respectively.

(4)
All Other Fees for 2011 and 2010 were for fees paid to access a PricewaterhouseCoopers LLP accounting database and other research materials.

        Except as set forth above and approved by the Audit and Ethics Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by PricewaterhouseCoopers LLP for us during the last two fiscal years.

Pre-Approval Policies and Procedures

        Under our pre-approval policies and procedures, only audit, audit-related services and limited tax and accounting services will be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit and Ethics Committee. In furtherance of this policy, for 2011, the Audit and Ethics Committee authorized us to engage PricewaterhouseCoopers LLP for specific audit, audit-related and tax services up to specified fee levels. We receive a report on pre-approval policies and procedures, if any to report, from the Audit and Ethics Committee at each general meeting of the Board.

        The Audit and Ethics Committee has considered whether PricewaterhouseCoopers LLP providing us with non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and has received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board concerning independence.

Board Recommendation

        The Board recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

SUBMISSION OF STOCKHOLDER PROPOSALS

        A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act, or Rule 14a-8, must be received by the Corporate Secretary of the Company no later than December 18, 2012 and must otherwise comply with Rule 14a-8.

        Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at our 2013 annual meeting must be received by the Corporate Secretary of the Company between January 31, 2013 and March 2, 2013. If, however, the date of the 2013 annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public announcement of the date of such meeting. Such proposals must be addressed to Molycorp, Inc., 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, Attention: Corporate Secretary. If we do not receive such notice within the timeframe described above, the notice will be considered untimely and the proposal may not be brought.

        In addition to the timely notice requirements, a stockholder's proposal for nominees for directors must comply with Section 10 of the Company's Bylaws or otherwise be submitted in accordance with the policy of our Nominating and Corporate Governance Committee discussed above under "The Board of Directors and its Committees—Nominating and Corporate Governance Committee." Stockholder proposals related to other business must comply with Section 9 of the Company's Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

        Our proxy for the 2013 annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between January 31, 2013 and March 2, 2013. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

        We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone, electronic mail or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. In addition, we have retained Georgeson Inc. to aid in the solicitation of brokers, banks, intermediaries and other institutional holders for a base fee of approximately $8,500, plus reimbursable and certain variable expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

        The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy the authority to vote in their discretion regarding all other matters properly raised at the Annual Meeting.

                        By Order of the Board of Directors

                        Andrea G. Leider
                        Corporate Secretary

April 17, 2012

Annex A

MOLYCORP, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

Molycorp, Inc.

2012 Employee Stock Purchase Plan

1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

        1.1    Establishment.     The Board adopted the Molycorp, Inc. 2012 Employee Stock Purchase Plan (the "Plan") on February 29, 2012, subject to shareholder approval on or before February 28, 2013. The Plan shall become effective on the date of such shareholder approval. If shareholder approval is not received by February 28, 2013, the Plan will have no effect.

        1.2    Purpose.     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments of such section), and the Plan shall be so construed.

        1.3    Term of Plan.     The Plan shall continue in effect for ten (10) years from its effective date unless it is terminated earlier by the Committee.

2.     DEFINITIONS AND CONSTRUCTION.

        2.1    Definitions.     Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company.

            (b)   "Change in Control" means the occurrence of any one or a combination of the following:

                (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than or equal to 50% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person's acquisition;

               (ii)  individuals who, as of September 30, 2010, constituted the Board (the "Incumbent Board" as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2010 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

              (iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction ("Business Combination") excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (iv)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

            (c)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (d)   "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (e)   "Company" means Molycorp, Inc., a Delaware corporation, or any successor corporation thereto.

            (f)    "Compensation" means an Employee's regular straight time salary or earnings.

            (g)   "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

            (h)   "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

            (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

            (j)    "Fair Market Value" means, as of any date:

                (i)  Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

               (ii)  If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

            (k)   "Non-United States Offering" means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions or other local law requirement, as described in Section 11.1(b).

            (l)    "Offering" means an offering of Stock pursuant to the Plan, as provided in Section 6.

            (m)  "Offering Date" means, for any Offering Period, the first day of such Offering Period.

            (n)   "Offering Period" means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

            (o)   "Officer" means any person designated by the Board as an officer of the Company.

            (p)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (q)   "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

            (r)   "Participating Company" means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

            (s)   "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

            (t)    "Purchase Date" means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

            (u)   "Purchase Period" means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

            (v)   "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

            (w)  "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

            (x)   "Securities Act" means the Securities Act of 1933, as amended.

            (y)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

            (z)   "Subscription Agreement" means a written or electronic agreement, in such form as is specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

            (aa) "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

            (bb) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

        2.2    Construction.     Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.     ADMINISTRATION.

        3.1    Administration by the Committee.     The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the

Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

        3.2    Authority of Officers.     Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

        3.3    Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees.     The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. In order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in a separate Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable or differ than the terms of Purchase Rights granted to Employees resident in the United States.

        3.4    Power to Establish Separate Offerings with Varying Terms.     The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

        3.5    Policies and Procedures Established by the Company.     Without regard to whether any Participant's Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

        3.6    Indemnification.     In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.     SHARES SUBJECT TO PLAN.

        4.1    Maximum Number of Shares Issuable.     Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 300,000 shares and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

        4.2    Adjustments for Changes in Capital Structure.     Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Section 8) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Change in Control) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.     ELIGIBILITY.

        5.1    Employees Eligible to Participate.     Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

            (a)   Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

            (b)   Any Employee who has not worked as an Employee of a Participating Company for at least ninety (90) consecutive dates.

        The Committee may include Employees described above in the category of Eligible Employees to the extent required under local law or as otherwise desired by the Committee.

        5.2    Exclusion of Certain Stockholders.     Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

        5.3    Determination by Company.     The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual's attainment or termination of such status, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

6.     OFFERINGS.

        The Plan shall be implemented by sequential Offerings, the commencement and duration of which the Committee shall determine. The Committee may revise the commencement dates or establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.     PARTICIPATION IN THE PLAN.

        7.1    Initial Participation.

        (a)    Generally.     An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription

Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

        7.2    Continued Participation.

        (a)    Generally.     A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1(a) if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

8.     RIGHT TO PURCHASE SHARES.

        8.1    Grant of Purchase Right.     On the Offering Date of each Offering Period, each Participant in such Offering Period shall automatically be granted a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the dollar limit in Section 8.2 (as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the share limit in Section 8.3 (as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

        8.2    Calendar Year Purchase Limitation.     Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

        8.3    Share Limitation.     Notwithstanding any provision of the Plan to the contrary, no Participant shall purchase more than 1,000 shares of Stock during an Offering Period. This limitation may be adjusted by the Committee prior to the start of an Offering Period.

9.     PURCHASE PRICE.

        The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.   ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

        Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

        10.1    Amount of Payroll Deductions.     Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each pay day during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than ten (10%) percent. The Committee may change the foregoing limits on payroll deductions (but shall not exceed ten (10%) percent) effective as of any Offering Date. Notwithstanding any provision of the Plan to the contrary, no Participant shall be entitled to have deducted under the Plan from the Participant's Compensation an amount in excess of $250,000 during the term of the Plan.

        10.2    Commencement of Payroll Deductions.     Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

        10.3    Election to Decrease or Stop Payroll Deductions.     During an Offering Period, a Participant may elect to reduce or stop payroll deductions from his or her Compensation after the beginning of any Offering Period only as provided for in the Offering. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

        10.4    Administrative Suspension of Payroll Deductions.     The Company may, in its discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right, or (b) during a calendar year under the limit set forth in Section 8.1. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

        10.5    Participant Accounts.     All payroll deductions from a Participant's Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

        10.6    No Interest Paid.     Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan or otherwise credited to the Participant's Plan account, unless required by applicable local law.

11.   PURCHASE OF SHARES.

        11.1    Exercise of Purchase Right.

        (a)    Generally.     Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

        (b)    Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law.     Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a "Non-United States Offering") covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant's Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant's Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

        11.2    Pro Rata Allocation of Shares.     If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

        11.3    Delivery of Title to Shares.     Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by such means as shall be determined by the Company.

        11.4    Return of Plan Account Balance.     Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

        11.5    Tax Withholding.     At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, except as required by state and/or local non-US law, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

        11.6    Expiration of Purchase Right.     Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

12.   WITHDRAWAL FROM PLAN.

        12.1    Voluntary Withdrawal from the Plan.     A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal in such form and within such timeframes as specified by the Company for this purpose; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1.

        12.2    Return of Plan Account Balance.     Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.   TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

        Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the Participant's Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.   EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS.

        In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation's stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed nor continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.   NONTRANSFERABILITY OF PURCHASE RIGHTS.

        Neither payroll deductions or other amounts credited to a Participant's Plan account nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.   COMPLIANCE WITH SECURITIES LAW.

        The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.   RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

        A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

18.   NOTIFICATION OF DISPOSITION OF SHARES.

        The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.   LEGENDS.

        The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

20.   DESIGNATION OF BENEFICIARY.

        20.1    Designation Procedure.     Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant's Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant's Plan account if the Participant dies prior to the exercise of the Participant's Purchase Right. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

        20.2    Absence of Beneficiary Designation.     If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant's death, the Company shall deliver any shares or cash credited to the Participant's Plan account to the Participant's legal representative or as otherwise required by applicable law.

21.   NOTICES.

        All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.   GOVERNING LAW.

        This Plan shall be administered, construed and enforced according to the laws of the State of Delaware to the extent they are not preempted by the Employee Retirement Income Security Act of 1974, as amended from time to time.

23.   AMENDMENT OR TERMINATION OF THE PLAN.

        The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

APPENDIX A

Participating Companies/Offerings

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Daylight Time on May 30, 2012.

Vote by Internet
• Go to www.envisionreports.com/MCP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2 & 3.

1. Election of Directors:	For Withhold		For Withhold		For Withhold	+
01 - Brian T. Dolan	☐ ☐	02 - John Graell	☐ ☐	03 - Mark A. Smith	☐ ☐

2. To approve the Molycorp, Inc. 2012 Employee Stock Purchase Plan.	For Against Abstain ☐ ☐ ☐	3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	For Against Abstain ☐ ☐ ☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate office, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

+

Molycorp, Inc. 2012 Annual Meeting of Stockholders Admission Ticket

Thursday, May 31, 2012, 10:00 a.m., Mountain Daylight Time

The Inverness Hotel and Conference Center

200 Inverness Drive West

Englewood, Colorado 80112

Upon arrival, please present photo identification and this admission ticket or other proof of ownership of Molycorp common stock as of April 3, 2012 at the registration desk.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012

The Notice, 2012 Proxy Statement and 2011 Annual Report
are available at http://www.edocumentview.com/MCP

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Molycorp, Inc.

Notice of 2012 Annual Meeting of Stockholders

The Inverness Hotel and Conference Center
200 Inverness Drive West

Englewood, Colorado 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mark A. Smith, James S. Allen and John F. Ashburn, Jr., or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of common stock of Molycorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2012, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no directions are given on a properly executed proxy, this proxy will be voted “FOR” the election of each director nominee in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Molycorp, Inc.’s management.